Exhibit 99.1

MetLife Investors Insurance Company

Financial Statements

As of December 31, 2013 and 2012 and for the Years Ended December 31, 2013, 2012 and 2011 and Independent Auditors’ Report

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholder of

MetLife Investors Insurance Company:

We have audited the accompanying financial statements of MetLife Investors Insurance Company (a wholly-owned subsidiary of MetLife, Inc.) (the “Company”), which comprise the balance sheets as of December 31, 2013 and 2012, and the related statements of operations, comprehensive income (loss), stockholder’s equity, and cash flows for each of the three years in the period ended December 31, 2013, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MetLife Investors Insurance Company as of December 31, 2013 and 2012, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2013 in accordance with accounting principles generally accepted in the United States of America.

Other Matter

Results of the Company may not be indicative of those of a stand-alone entity, as the Company is a member of a controlled group of affiliated companies.

/s/ DELOITTE & TOUCHE LLP

Certified Public Accountants

Tampa, Florida

March 31, 2014

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Balance Sheets

December 31, 2013 and 2012

(In millions, except share and per share data)

	2013	2012
Assets
Investments:
Fixed maturity securities available-for-sale, at estimated fair value (amortized cost: $2,200 and $2,178, respectively)	$2,250	$2,320
Equity securities available-for-sale, at estimated fair value (cost: $46 and $48, respectively)	45	45
Mortgage loans (net of valuation allowances of $1 and $2, respectively)	286	284
Policy loans	27	27
Other limited partnership interests	32	23
Short-term investments, at estimated fair value	75	139
Other invested assets	68	93

Total investments	2,783	2,931
Cash and cash equivalents	24	27
Accrued investment income	26	28
Premiums, reinsurance and other receivables	1,829	2,485
Deferred policy acquisition costs and value of business acquired	291	148
Current income tax recoverable	9	9
Other assets	110	115
Separate account assets	12,033	11,072

Total assets	$17,105	$16,815

Liabilities and Stockholder’s Equity
Liabilities
Future policy benefits	$501	$482
Policyholder account balances	2,748	3,077
Other policy-related balances	102	102
Payables for collateral under securities loaned and other transactions	266	238
Deferred income tax liability	192	326
Other liabilities	94	78
Separate account liabilities	12,033	11,072

Total liabilities	15,936	15,375

Contingencies, Commitments and Guarantees (Note 11)
Stockholder’s Equity
Common stock, par value $2 per share; 5,000,000 shares authorized; 2,899,446 shares issued and outstanding	6	6
Additional paid-in capital	636	636
Retained earnings	504	722
Accumulated other comprehensive income (loss)	23	76

Total stockholder’s equity	1,169	1,440

Total liabilities and stockholder’s equity	$17,105	$16,815

See accompanying notes to the financial statements.

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Statements of Operations

For the Years Ended December 31, 2013, 2012 and 2011

(In millions)

	2013	2012	2011
Revenues
Premiums	$29	$11	$7
Universal life and investment-type product policy fees	202	198	204
Net investment income	114	113	114
Fees on ceded reinsurance and other	90	93	104
Net investment gains (losses):
Other-than-temporary impairments on fixed maturity securities	—	(2)	—
Other net investment gains (losses)	1	(2)	(5)

Total net investment gains (losses)	1	(4)	(5)
Net derivative gains (losses)	(442)	329	326

Total revenues	(6)	740	750

Expenses
Policyholder benefits and claims	48	100	59
Interest credited to policyholder account balances	113	118	127
Other expenses	(11)	229	259

Total expenses	150	447	445

Income (loss) before provision for income tax	(156)	293	305
Provision for income tax expense (benefit)	(67)	94	90

Net income (loss)	$(89)	$199	$215

See accompanying notes to the financial statements.

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Statements of Comprehensive Income (Loss)

For the Years Ended December 31, 2013, 2012 and 2011

(In millions)

	2013	2012	2011
Net income (loss)	$(89)	$199	$215
Other comprehensive income (loss):
Unrealized investment gains (losses), net of related offsets	(80)	64	23
Unrealized gains (losses) on derivatives	(2)	(1)	—

Other comprehensive income (loss), before income tax	(82)	63	23
Income tax (expense) benefit related to items of other comprehensive income (loss)	29	(22)	(8)

Other comprehensive income (loss), net of income tax	(53)	41	15

Comprehensive income (loss)	$(142)	$240	$230

See accompanying notes to the financial statements.

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Statements of Stockholder’s Equity

For the Years Ended December 31, 2013, 2012 and 2011

(In millions)

				Accumulated Other Comprehensive Income (Loss)
	Common Stock	Additional Paid-in Capital	Retained Earnings	Net Unrealized Investment Gains (Losses)	Other-Than- Temporary Impairments	Total Stockholder’s Equity
Balance at December 31, 2010	$6	$636	$326	$24	$(4)	$988
Net income (loss)			215			215
Other comprehensive income (loss), net of income tax				16	(1)	15

Balance at December 31, 2011	6	636	541	40	(5)	1,218
Dividend on common stock			(18)			(18)
Net income (loss)			199			199
Other comprehensive income (loss), net of income tax				39	2	41

Balance at December 31, 2012	6	636	722	79	(3)	1,440
Dividend on common stock			(129)			(129)
Net income (loss)			(89)			(89)
Other comprehensive income (loss), net of income tax				(54)	1	(53)

Balance at December 31, 2013	$6	$636	$504	$25	$(2)	$1,169

See accompanying notes to the financial statements.

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Statements of Cash Flows

For the Years Ended December 31, 2013, 2012 and 2011

(In millions)

	2013	2012	2011
Cash flows from operating activities
Net income (loss)	$(89)	$199	$215
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization expenses	2	2	2
Amortization of premiums and accretion of discounts associated with investments, net	3	(3)	(5)
(Gains) losses on investments and derivatives, net	437	(321)	(329)
(Income) loss from equity method investments, net of dividends or distributions	(4)	(1)	—
Interest credited to policyholder account balances	113	118	127
Universal life and investment-type product policy fees	(202)	(198)	(204)
Change in accrued investment income	2	1	(4)
Change in premiums, reinsurance and other receivables	71	74	(6)
Change in deferred policy acquisition costs and value of business acquired, net	(135)	130	139
Change in income tax	(105)	68	91
Change in other assets	194	193	200
Change in insurance-related liabilities and policy-related balances	19	94	34
Change in other liabilities	10	(12)	14

Net cash provided by operating activities	316	344	274

Cash flows from investing activities
Sales, maturities and repayments of:
Fixed maturity securities	794	909	696
Equity securities	2	6	5
Mortgage loans	47	13	3
Other limited partnership interests	1	1	4
Purchases of:
Fixed maturity securities	(808)	(958)	(840)
Equity securities	—	(13)	(13)
Mortgage loans	(49)	(72)	(98)
Other limited partnership interests	(5)	(15)	(2)
Cash received in connection with freestanding derivatives	1	5	1
Cash paid in connection with freestanding derivatives	(12)	(1)	—
Issuances of loans to affiliates	—	—	(45)
Net change in policy loans	(1)	(1)	1
Net change in short-term investments	64	(70)	(12)

Net cash provided by (used in) investing activities	34	(196)	(300)

Cash flows from financing activities
Policyholder account balances:
Deposits	632	1,077	725
Withdrawals	(882)	(1,155)	(732)
Net change in payables for collateral under securities loaned and other transactions	28	(87)	46
Dividend on common stock	(129)	(18)	—
Other, net	(2)	18	—

Net cash provided by (used in) financing activities	(353)	(165)	39

Change in cash and cash equivalents	(3)	(17)	13
Cash and cash equivalents, beginning of year	27	44	31

Cash and cash equivalents, end of year	$24	$27	$44

Supplemental disclosures of cash flow information:
Net cash paid (received) for:
Income tax	$34	$27	$(1)

See accompanying notes to the financial statements.

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Financial Statements

1.  Business, Basis of Presentation and Summary of Significant Accounting Policies

Business

MetLife Investors Insurance Company (“MLIIC”), a Missouri domiciled life insurance company (the “Company”) is a wholly-owned subsidiary of MetLife, Inc. (“MetLife”).

The Company markets, administers and insures a broad range of term life, universal life and variable and fixed annuity products to individuals. The Company is licensed to conduct business in 49 states and the District of Columbia. Most of the policies issued present no significant mortality or longevity risk to the Company, but rather represent investment deposits by the policyholders.

In the second quarter of 2013, MetLife, Inc. announced its plans to merge three U.S.-based life insurance companies and an offshore reinsurance subsidiary to create one larger U.S.-based and U.S.-regulated life insurance company (the “Mergers”). The companies to be merged consist of MetLife Insurance Company of Connecticut (“MICC”), MetLife Investors USA Insurance Company (“MLI-USA”) and MLIIC, each a U.S. insurance company that issues variable annuity products in addition to other products, and Exeter Reassurance Company, Ltd. (“Exeter”), a reinsurance company that mainly reinsures guarantees associated with variable annuity products. MICC, which is expected to be renamed and domiciled in Delaware, will be the surviving entity. Exeter, formerly a Cayman Islands company, was re-domesticated to Delaware in October 2013. The Mergers are expected to occur in the fourth quarter of 2014, subject to regulatory approvals.

Basis of Presentation

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to adopt accounting policies and make estimates and assumptions that affect amounts reported in the financial statements. In applying these policies and estimates, management makes subjective and complex judgments that frequently require assumptions about matters that are inherently uncertain. Many of these policies, estimates and related judgments are common in the insurance and financial services industries; others are specific to the Company’s business and operations. Actual results could differ from estimates.

Since the Company is a member of a controlled group of affiliated companies, its results may not be indicative of those of a stand-alone entity.

Separate Accounts

Separate accounts are established in conformity with insurance laws and are generally not chargeable with liabilities that arise from any other business of the Company. Separate account assets are subject to general account claims only to the extent the value of such assets exceeds the separate account liabilities. The Company reports separately, as assets and liabilities, investments held in separate accounts and liabilities of the separate accounts if:

•	such separate accounts are legally recognized;
•	assets supporting the contract liabilities are legally insulated from the Company’s general account liabilities;
•	investments are directed by the contractholder; and

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Financial Statements — (Continued)

1.  Business, Basis of Presentation and Summary of Significant Accounting Policies (continued)

•	all investment performance, net of contract fees and assessments, is passed through to the contractholder.

The Company reports separate account assets at their fair value, which is based on the estimated fair values of the underlying assets comprising the individual separate account portfolios. Investment performance (including investment income, net investment gains (losses) and changes in unrealized gains (losses)) and the corresponding amounts credited to contractholders of such separate accounts are offset within the same line in the statements of operations.

The Company’s revenues reflect fees charged to the separate accounts, including mortality charges, risk charges, policy administration fees, investment management fees and surrender charges. Such fees are included in universal life and investment-type product policy fees in the statements of operations.

Reclassifications

Certain amounts in the prior years’ financial statements and related footnotes thereto have been reclassified to conform with the current year presentation as discussed throughout the Notes to the Financial Statements.

Summary of Significant Accounting Policies

The following are the Company’s significant accounting policies with references to notes providing additional information on such policies and critical accounting estimates relating to such policies.

Accounting Policy	Note
Insurance	2
Deferred Policy Acquisition Costs, Value of Business Acquired and Other Policy-Related Intangibles	3
Reinsurance	4
Investments	5
Derivatives	6
Fair Value	7
Income Tax	10
Litigation Contingencies	11

Insurance

Future Policy Benefit Liabilities and Policyholder Account Balances

The Company establishes liabilities for amounts payable under insurance policies. Generally, amounts are payable over an extended period of time and related liabilities are calculated as the present value of future expected benefits to be paid reduced by the present value of future expected premiums. Such liabilities are established based on methods and underlying assumptions in accordance with GAAP and applicable actuarial

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Financial Statements — (Continued)

1.  Business, Basis of Presentation and Summary of Significant Accounting Policies (continued)

standards. Principal assumptions used in the establishment of liabilities for future policy benefits are mortality, policy lapse, renewal, investment returns, inflation, expenses and other contingent events as appropriate to the respective product type. These assumptions are established at the time the policy is issued and are intended to estimate the experience for the period the policy benefits are payable. Utilizing these assumptions, liabilities are established on a block of business basis. For long duration insurance contracts, assumptions such as mortality and interest rates are “locked in” upon the issuance of new business. However, significant adverse changes in experience on such contracts may require the establishment of premium deficiency reserves. Such reserves are determined based on the then current assumptions and do not include a provision for adverse deviation.

The Company regularly reviews its estimates of liabilities for future policy benefits and compares them with its actual experience. Differences result in changes to the liability balances with related charges or credits to benefit expenses in the period in which the changes occur.

Policyholder account balances (“PABs”) relate to contract or contract features where the Company has no significant insurance risk.

The Company issues certain variable annuity products with guaranteed minimum benefits that provide the policyholder a minimum return based on their initial deposit (i.e., the benefit base) less withdrawals. These guarantees are accounted for as insurance liabilities or as embedded derivatives depending on how and when the benefit is paid. Specifically, a guarantee is accounted for as an embedded derivative if a guarantee is paid without requiring (i) the occurrence of specific insurable event, or (ii) the policyholder to annuitize. Alternatively, a guarantee is accounted for as an insurance liability if the guarantee is paid only upon either (i) the occurrence of a specific insurable event, or (ii) annuitization. In certain cases, a guarantee may have elements of both an insurance liability and an embedded derivative and in such cases the guarantee is split and accounted for under both models.

Guarantees accounted for as insurance liabilities in future policy benefits include guaranteed minimum death benefits (“GMDBs”), the portion of guaranteed minimum income benefits (“GMIBs”) that require annuitization, and the life-contingent portion of guaranteed minimum withdrawal benefits (“GMWBs”).

Guarantees accounted for as embedded derivatives in PABs include the non life-contingent portion of GMWBs, guaranteed minimum accumulation benefits (“GMABs”) and the portion of GMIBs that do not require annuitization. At inception, the Company attributes to the embedded derivative a portion of the projected future guarantee fees to be collected from the policyholder equal to the present value of projected future guaranteed benefits. Any additional fees represent “excess” fees and are reported in universal life and investment-type product policy fees.

Other Policy-Related Balances

Other policy-related balances include policy and contract claims and unearned revenue liabilities.

The liability for policy and contract claims generally relates to incurred but not reported death claims, as well as claims which have been reported but not yet settled. The liability for these claims is based on the Company’s estimated ultimate cost of settling all claims. The Company derives estimates for the development

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Financial Statements — (Continued)

1.  Business, Basis of Presentation and Summary of Significant Accounting Policies (continued)

of incurred but not reported claims principally from analyses of historical patterns of claims by business line. The methods used to determine these estimates are continually reviewed. Adjustments resulting from this continuous review process and differences between estimates and payments for claims are recognized in policyholder benefits and claims expense in the period in which the estimates are changed or payments are made.

The unearned revenue liability relates to universal life-type and investment-type products and represents policy charges for services to be provided in future periods. The charges are deferred as unearned revenue and amortized using the product’s estimated gross profits, similar to deferred policy acquisition costs (“DAC”) as discussed further herein. Such amortization is recorded in universal life and investment-type product policy fees.

Recognition of Insurance Revenues and Deposits

Premiums related to traditional life and annuity policies with life contingencies are recognized as revenues when due from policyholders. Policyholder benefits and expenses are provided to recognize profits over the estimated lives of the insurance policies. When premiums are due over a significantly shorter period than the period over which benefits are provided, any excess profit is deferred and recognized into earnings in a constant relationship to insurance in-force or, for annuities, the amount of expected future policy benefit payments.

Deposits related to universal life-type and investment-type products are credited to PABs. Revenues from such contracts consist of fees for mortality, policy administration and surrender charges and are recorded in universal life and investment-type product policy fees in the period in which services are provided. Amounts that are charged to earnings include interest credited and benefit claims incurred in excess of related PABs.

Premiums, policy fees, policyholder benefits and expenses are presented net of reinsurance.

Deferred Policy Acquisition Costs, Value of Business Acquired and Other Policy-Related Intangibles

The Company incurs significant costs in connection with acquiring new and renewal insurance business. Costs that are related directly to the successful acquisition or renewal of insurance contracts are capitalized as DAC. Such costs include:

•	incremental direct costs of contract acquisition, such as commissions;
•

the portion of an employee’s total compensation and benefits related to time spent selling, underwriting or processing the issuance of new and renewal insurance business only with respect to actual policies acquired or renewed; and

•	other essential direct costs that would not have been incurred had a policy not been acquired or renewed.

All other acquisition-related costs, including those related to general advertising and solicitation, market research, agent training, product development, unsuccessful sales and underwriting efforts, as well as all indirect costs, are expensed as incurred.

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Financial Statements — (Continued)

1.  Business, Basis of Presentation and Summary of Significant Accounting Policies (continued)

Value of business acquired (“VOBA”) is an intangible asset resulting from a business combination that represents the excess of book value over the estimated fair value of acquired insurance, annuity, and investment-type contracts in-force at the acquisition date. The estimated fair value of the acquired liabilities is based on projections, by each block of business, of future policy and contract charges, premiums, mortality, separate account performance, surrenders, operating expenses, investment returns, nonperformance risk adjustment and other factors. Actual experience on the purchased business may vary from these projections.

DAC and VOBA are amortized as follows:

Products:	In proportion to the following over estimated lives of the contracts:
• Fixed and variable universal life contracts	Actual and expected future gross profits.
• Fixed and variable deferred annuity contracts

See Note 3 for additional information on DAC and VOBA amortization.

The recovery of DAC and VOBA is dependent upon the future profitability of the related business. DAC and VOBA are aggregated in the financial statements for reporting purposes.

The Company generally has two different types of sales inducements which are included in other assets: (i) the policyholder receives a bonus whereby the policyholder’s initial account balance is increased by an amount equal to a specified percentage of the customer’s deposit; and (ii) the policyholder receives a higher interest rate using a dollar cost averaging method than would have been received based on the normal general account interest rate credited. The Company defers sales inducements and amortizes them over the life of the policy using the same methodology and assumptions used to amortize DAC. The amortization of sales inducements is included in policyholder benefits and claims. Each year, or more frequently if circumstances indicate a potential recoverability issue exists, the Company reviews deferred sales inducements to determine the recoverability of the asset.

Reinsurance

For each of its reinsurance agreements, the Company determines whether the agreement provides indemnification against loss or liability relating to insurance risk in accordance with applicable accounting standards. Cessions under reinsurance agreements do not discharge the Company’s obligations as the primary insurer. The Company reviews all contractual features, including those that may limit the amount of insurance risk to which the reinsurer is subject or features that delay the timely reimbursement of claims.

For reinsurance of existing in-force blocks of long-duration contracts that transfer significant insurance risk, the difference, if any, between the amounts paid, and the liabilities ceded related to the underlying contracts is considered the net cost of reinsurance at the inception of the reinsurance agreement. The net cost of reinsurance is recorded as an adjustment to DAC when there is a gain at inception on the ceding entity and to other liabilities when there is a loss at inception. The net cost of reinsurance is recognized as a component of other expenses when there is a gain at inception and as policyholder benefits and claims when there is a loss and is subsequently amortized on a basis consistent with the methodology used for amortizing the DAC related to the

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Financial Statements — (Continued)

1.  Business, Basis of Presentation and Summary of Significant Accounting Policies (continued)

underlying reinsured contracts. Subsequent amounts paid on the reinsurance of in-force blocks, as well as amounts paid related to new business, are recorded as ceded premiums and ceded premiums, reinsurance and other receivables are established.

Amounts currently recoverable under reinsurance agreements are included in premiums, reinsurance and other receivables and amounts currently payable are included in other liabilities. Assets and liabilities relating to reinsurance agreements with the same reinsurer may be recorded net on the balance sheet, if a right of offset exists within the reinsurance agreement. In the event that reinsurers do not meet their obligations to the Company under the terms of the reinsurance agreements, reinsurance recoverable balances could become uncollectible. In such instances, reinsurance recoverable balances are stated net of allowances for uncollectible reinsurance.

Premiums, fees and policyholder benefits and claims are net of reinsurance ceded. Amounts received from reinsurers for policy administration are reported in fees on ceded reinsurance and other. With respect to GMIBs, a portion of the directly written GMIBs are accounted for as insurance liabilities, but the associated reinsurance agreements contain embedded derivatives. These embedded derivatives are included in premiums, reinsurance and other receivables with changes in estimated fair value reported in net derivative gains (losses).

If the Company determines that a reinsurance agreement does not expose the reinsurer to a reasonable possibility of a significant loss from insurance risk, the Company records the agreement using the deposit method of accounting. Deposits received are included in other liabilities and deposits made are included within premiums, reinsurance and other receivables. As amounts are paid or received, consistent with the underlying contracts, the deposit assets or liabilities are adjusted. Interest on such deposits is recorded as fees on ceded reinsurance and other or other expenses, as appropriate. Periodically, the Company evaluates the adequacy of the expected payments or recoveries and adjusts the deposit asset or liability through fees on ceded reinsurance and other or other expenses, as appropriate.

Investments

Net Investment Income and Net Investment Gains (Losses)

Income on investments is reported within net investment income, unless otherwise stated herein. Gains and losses on sales of investments, impairment losses and changes in valuation allowances are reported within net investment gains (losses).

Fixed Maturity and Equity Securities

The Company’s fixed maturity and equity securities are classified as available-for-sale (“AFS”) and are reported at their estimated fair value. Unrealized investment gains and losses on these securities are recorded as a separate component of other comprehensive income (loss) (“OCI”), net of policyholder-related amounts and deferred income taxes. All security transactions are recorded on a trade date basis. Investment gains and losses on sales are determined on a specific identification basis.

Interest income on fixed maturity securities is recognized when earned using an effective yield method giving effect to amortization of premiums and accretion of discounts. Prepayment fees are recognized when earned. Dividends on equity securities are recognized when declared.

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Financial Statements — (Continued)

1.  Business, Basis of Presentation and Summary of Significant Accounting Policies (continued)

The Company periodically evaluates fixed maturity and equity securities for impairment. The assessment of whether impairments have occurred is based on management’s case-by-case evaluation of the underlying reasons for the decline in estimated fair value, as well as an analysis of the gross unrealized losses by severity and/or age as described in Note 5 “— Evaluation of AFS Securities for OTTI and Evaluating Temporarily Impaired AFS Securities.”

For fixed maturity securities in an unrealized loss position, an other-than-temporary impairment (“OTTI”) is recognized in earnings when it is anticipated that the amortized cost will not be recovered. When either: (i) the Company has the intent to sell the security; or (ii) it is more likely than not that the Company will be required to sell the security before recovery, the OTTI recognized in earnings is the entire difference between the security’s amortized cost and estimated fair value. If neither of these conditions exist, the difference between the amortized cost of the security and the present value of projected future cash flows expected to be collected is recognized as an OTTI in earnings (“credit loss”). If the estimated fair value is less than the present value of projected future cash flows expected to be collected, this portion of OTTI related to other-than-credit factors is recorded in OCI.

With respect to equity securities, the Company considers in its OTTI analysis its intent and ability to hold a particular equity security for a period of time sufficient to allow for the recovery of its estimated fair value to an amount equal to or greater than cost. If a sale decision is made for an equity security and recovery to an amount at least equal to cost prior to the sale is not expected, the security will be deemed to be other-than-temporarily impaired in the period that the sale decision was made and an OTTI loss will be recorded in earnings. The OTTI loss recognized is the entire difference between the security’s cost and its estimated fair value.

Mortgage Loans

The Company disaggregates its mortgage loan investments into two portfolio segments: commercial and agricultural. The accounting policies that are applicable to all portfolio segments are presented below and the accounting policies related to each of the portfolio segments are included in Note 5.

Mortgage loans are stated at unpaid principal balance, adjusted for any unamortized premium or discount, deferred fees or expenses, and are net of valuation allowances. Interest income and prepayment fees are recognized when earned. Interest income is recognized using an effective yield method giving effect to amortization of premiums and accretion of discounts.

Policy Loans

Policy loans are stated at unpaid principal balances. Interest income on such loans is recorded as earned using the contractual interest rate. Generally, accrued interest is capitalized on the policy’s anniversary date. Valuation allowances are not established for policy loans, as they are fully collateralized by the cash surrender value of the underlying insurance policies. Any unpaid principal or interest on the loan is deducted from the cash surrender value or the death benefit prior to settlement of the insurance policy.

Other Limited Partnership Interests

The Company uses the equity method of accounting for investments in equity securities when it has significant influence or at least 20% interest and other limited partnership interests (“investees”) when it has

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Financial Statements — (Continued)

1.  Business, Basis of Presentation and Summary of Significant Accounting Policies (continued)

more than a minor ownership interest or more than a minor influence over the investee’s operations, but does not have a controlling financial interest. The Company generally recognizes its share of the investee’s earnings on a three-month lag in instances where the investee’s financial information is not sufficiently timely or when the investee’s reporting period differs from the Company’s reporting period.

The Company uses the cost method of accounting for investments in which it has virtually no influence over the investee’s operations. The Company recognizes distributions on cost method investments as earned or received. Because of the nature and structure of these cost method investments, they do not meet the characteristics of an equity security in accordance with applicable accounting standards.

The Company routinely evaluates its equity method and cost method investments for impairment. For equity method investees, the Company considers financial and other information provided by the investee, other known information and inherent risks in the underlying investments, as well as future capital commitments, in determining whether an impairment has occurred. The Company considers its cost method investments for impairment when the carrying value of such investments exceeds the net asset value (“NAV”). The Company takes into consideration the severity and duration of this excess when determining whether the cost method investment is impaired.

Short-term Investments

Short-term investments include securities and other investments with remaining maturities of one year or less, but greater than three months, at the time of purchase and are stated at estimated fair value or amortized cost, which approximates estimated fair value.

Other Invested Assets

Other invested assets consist principally of the following:

•	Loans to affiliates are stated at unpaid principal balance, adjusted for any unamortized premium or discount.
•	Freestanding derivatives with positive estimated fair values are described in “—Derivatives” below.

Securities Lending Program

Securities lending transactions, whereby blocks of securities are loaned to third parties, primarily brokerage firms and commercial banks, are treated as financing arrangements and the associated liability is recorded at the amount of cash received. The Company obtains collateral at the inception of the loan, usually cash, in an amount generally equal to 102% of the estimated fair value of the securities loaned, and maintains it at a level greater than or equal to 100% for the duration of the loan. The Company is liable to return to the counterparties the cash collateral received. Security collateral on deposit from counterparties in connection with the securities lending transactions may not be sold or repledged, unless the counterparty is in default, and is not reflected in the financial statements. The Company monitors the estimated fair value of the securities loaned on a daily basis and additional collateral is obtained as necessary. Income and expenses associated with securities lending transactions are reported as investment income and investment expense, respectively, within net investment income.

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Financial Statements — (Continued)

1.  Business, Basis of Presentation and Summary of Significant Accounting Policies (continued)

Derivatives

Freestanding Derivatives

Freestanding derivatives are carried in the Company’s balance sheets either as assets within other invested assets or as liabilities within other liabilities at estimated fair value. The Company does not offset the fair value amounts recognized for derivatives executed with the same counterparty under the same master netting agreement.

Accruals on derivatives are generally recorded in accrued investment income or within other liabilities. However, accruals that are not scheduled to settle within one year are included with the derivatives carrying value in other invested assets or other liabilities.

If a derivative is not designated as an accounting hedge or its use in managing risk does not qualify for hedge accounting, changes in the estimated fair value of the derivative are reported in net derivative gains (losses).

Hedge Accounting

To qualify for hedge accounting, at the inception of the hedging relationship, the Company formally documents its risk management objective and strategy for undertaking the hedging transaction, as well as its designation of the hedge. Hedge designation and financial statement presentation of changes in estimated fair value of the hedging derivatives are as follows:

•

Fair value hedge (a hedge of the estimated fair value of a recognized asset or liability)—in net derivative gains (losses), consistent with the change in fair value of the hedged item attributable to the designated risk being hedged.

•

Cash flow hedge (a hedge of a forecasted transaction or of the variability of cash flows to be received or paid related to a recognized asset or liability)—effectiveness in OCI (deferred gains or losses on the derivative are reclassified into the statement of operations when the Company’s earnings are affected by the variability in cash flows of the hedged item); ineffectiveness in net derivative gains (losses).

The changes in estimated fair values of the hedging derivatives are exclusive of any accruals that are separately reported in the statement of operations within interest income or interest expense to match the location of the hedged item.

In its hedge documentation, the Company sets forth how the hedging instrument is expected to hedge the designated risks related to the hedged item and sets forth the method that will be used to retrospectively and prospectively assess the hedging instrument’s effectiveness and the method that will be used to measure ineffectiveness. A derivative designated as a hedging instrument must be assessed as being highly effective in offsetting the designated risk of the hedged item. Hedge effectiveness is formally assessed at inception and at least quarterly throughout the life of the designated hedging relationship. Assessments of hedge effectiveness and measurements of ineffectiveness are also subject to interpretation and estimation and different interpretations or estimates may have a material effect on the amount reported in net income.

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Financial Statements — (Continued)

1.  Business, Basis of Presentation and Summary of Significant Accounting Policies (continued)

The Company discontinues hedge accounting prospectively when: (i) it is determined that the derivative is no longer highly effective in offsetting changes in the estimated fair value or cash flows of a hedged item; (ii) the derivative expires, is sold, terminated, or exercised; (iii) it is no longer probable that the hedged forecasted transaction will occur; or (iv) the derivative is de-designated as a hedging instrument.

When hedge accounting is discontinued because it is determined that the derivative is not highly effective in offsetting changes in the estimated fair value or cash flows of a hedged item, the derivative continues to be carried in the balance sheets at its estimated fair value, with changes in estimated fair value recognized in net derivative gains (losses). The carrying value of the hedged recognized asset or liability under a fair value hedge is no longer adjusted for changes in its estimated fair value due to the hedged risk, and the cumulative adjustment to its carrying value is amortized into income over the remaining life of the hedged item. Provided the hedged forecasted transaction is still probable of occurrence, the changes in estimated fair value of derivatives recorded in OCI related to discontinued cash flow hedges are released into the statements of operations when the Company’s earnings are affected by the variability in cash flows of the hedged item.

When hedge accounting is discontinued because it is no longer probable that the forecasted transactions will occur on the anticipated date or within two months of that date, the derivative continues to be carried in the balance sheets at its estimated fair value, with changes in estimated fair value recognized currently in net derivative gains (losses). Deferred gains and losses of a derivative recorded in OCI pursuant to the discontinued cash flow hedge of a forecasted transaction that is no longer probable are recognized immediately in net derivative gains (losses).

In all other situations in which hedge accounting is discontinued, the derivative is carried at its estimated fair value in the balance sheets, with changes in its estimated fair value recognized in the current period as net derivative gains (losses).

Embedded Derivatives

The Company sells variable annuities and issues certain insurance products and investment contracts and is a party to certain reinsurance agreements that have embedded derivatives. The Company assesses each identified embedded derivative to determine whether it is required to be bifurcated. The embedded derivative is bifurcated from the host contract and accounted for as a freestanding derivative if:

•	the combined instrument is not accounted for in its entirety at fair value with changes in fair value recorded in earnings;
•	the terms of the embedded derivative are not clearly and closely related to the economic characteristics of the host contract; and
•	a separate instrument with the same terms as the embedded derivative would qualify as a derivative instrument.

Such embedded derivatives are carried in the balance sheets at estimated fair value with the host contract and changes in their estimated fair value are generally reported in net derivative gains (losses). If the Company is unable to properly identify and measure an embedded derivative for separation from its host contract, the entire contract is carried on the balance sheet at estimated fair value, with changes in estimated fair value recognized in the current period in net investment gains (losses) or net investment income. Additionally, the

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Financial Statements — (Continued)

1.  Business, Basis of Presentation and Summary of Significant Accounting Policies (continued)

Company may elect to carry an entire contract on the balance sheet at estimated fair value, with changes in estimated fair value recognized in the current period in net investment gains (losses) or net investment income if that contract contains an embedded derivative that requires bifurcation. At inception, the Company attributes to the embedded derivative a portion of the projected future guarantee fees to be collected from the policyholder equal to the present value of projected future guaranteed benefits. Any additional fees represent “excess” fees and are reported in universal life and investment-type product policy fees.

Fair Value

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. In most cases, the exit price and the transaction (or entry) price will be the same at initial recognition.

Subsequent to initial recognition, fair values are based on unadjusted quoted prices for identical assets or liabilities in active markets that are readily and regularly obtainable. When such quoted prices are not available, fair values are based on quoted prices in markets that are not active, quoted prices for similar but not identical assets or liabilities, or other observable inputs. If these inputs are not available, or observable inputs are not determinable, unobservable inputs and/or adjustments to observable inputs requiring management judgment are used to determine the estimated fair value of assets and liabilities.

Goodwill

Goodwill, which is included in other assets, is the excess of cost over the estimated fair value of net assets acquired which represents the future economic benefits arising from such net assets acquired that could not be individually identified. Goodwill is not amortized but is tested for impairment at least annually or more frequently if events or circumstances, such as adverse changes in the business climate, indicate that there may be justification for conducting an interim test. The Company performs its annual goodwill impairment testing during the third quarter of each year based upon data as of the close of the second quarter. Goodwill associated with a business acquisition is not tested for impairment during the year the business is acquired unless there is a significant identified impairment event.

Impairment testing is performed using the fair value approach, which requires the use of estimates and judgment, at the “reporting unit” level. A reporting unit is the operating segment or a business one level below the operating segment, if discrete financial information is prepared and regularly reviewed by management at that level. Management has concluded that the Company has one reporting unit.

For purposes of goodwill impairment testing, if the carrying value of a reporting unit exceeds its estimated fair value, there may be an indication of impairment. In such instances, the implied fair value of the goodwill is determined in the same manner as the amount of goodwill that would be determined in a business combination. The excess of the carrying value of goodwill over the implied fair value of goodwill would be recognized as an impairment and recorded as a charge against net income.

In performing the Company’s goodwill impairment test, the estimated fair value of the reporting unit is determined using a market multiple approach. When further corroboration is required, the Company uses a discounted cash flow approach. The Company may use additional valuation methodologies when appropriate.

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Financial Statements — (Continued)

1.  Business, Basis of Presentation and Summary of Significant Accounting Policies (continued)

The key inputs, judgments and assumptions necessary in determining estimated fair value of the reporting unit include projected operating earnings, current book value, the level of economic capital required to support the mix of business, long-term growth rates, comparative market multiples, the account value of in-force business, projections of new and renewal business, as well as margins on such business, the level of interest rates, credit spreads, equity market levels, and the discount rate that the Company believes is appropriate for the reporting unit.

The Company applies significant judgment when determining the estimated fair value of its reporting unit. The valuation methodologies utilized are subject to key judgments and assumptions that are sensitive to change. Estimates of fair value are inherently uncertain and represent only management’s reasonable expectation regarding future developments. These estimates and the judgments and assumptions upon which the estimates are based will, in all likelihood, differ in some respects from actual future results. Declines in the estimated fair value of the Company’s reporting unit could result in goodwill impairments in future periods which could adversely affect the Company’s results of operations or financial position.

In 2013, the Company performed its annual goodwill impairment test using the market multiple valuation approach. The analysis results indicated that the fair value of the reporting unit was in excess of its carrying value and, therefore, goodwill was not impaired. On an ongoing basis, the Company evaluates potential triggering events that may affect the estimated fair value of the Company’s reporting unit to assess whether any goodwill impairment exists. Deteriorating or adverse market conditions may have an impact on the estimated fair value and could result in future impairments of goodwill. The Company has no accumulated goodwill impairment as of December 31, 2013. Goodwill was $33 million at both December 31, 2013 and 2012.

Income Tax

The Company joined with MetLife and its includable subsidiaries in filing a consolidated U.S. life and non-life federal income tax return in accordance with the provisions of the Internal Revenue Code of 1986, as amended. Current taxes (and the benefits of tax attributes such as losses) are allocated to the Company under the consolidated tax return regulations and a tax sharing agreement. Under the consolidated tax return regulations, MetLife has elected the “percentage method” (and 100 percent under such method) of reimbursing companies for tax attributes such as losses. As a result, 100 percent of tax attributes such as losses are reimbursed by MetLife to the extent that consolidated federal income tax of the consolidated federal tax return group is reduced in a year by tax attributes such as losses. Profitable subsidiaries pay to MetLife each year the federal income tax which such profitable subsidiary would have paid that year based upon that year’s taxable income. If the Company has current or prior deductions and credits (including but not limited to losses) which reduce the consolidated tax liability of the consolidated federal tax return group, the deductions and credits are characterized as realized (or realizable) by the Company when those tax attributes are realized (or realizable) by the consolidated federal tax return group, even if the Company would not have realized the attributes on a stand-alone basis under a “wait and see” method.

The Company’s accounting for income taxes represents management’s best estimate of various events and transactions.

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Financial Statements — (Continued)

1.  Business, Basis of Presentation and Summary of Significant Accounting Policies (continued)

Deferred tax assets and liabilities resulting from temporary differences between the financial reporting and tax bases of assets and liabilities are measured at the balance sheet date using enacted tax rates expected to apply to taxable income in the years the temporary differences are expected to reverse.

The realization of deferred tax assets depends upon the existence of sufficient taxable income within the carryback or carryforward periods under the tax law in the applicable tax jurisdiction. Valuation allowances are established when management determines, based on available information, that it is more likely than not that deferred income tax assets will not be realized. Factors in management’s determination include the performance of the business and its ability to generate capital gains. Significant judgment is required in determining whether valuation allowances should be established, as well as the amount of such allowances. When making such determination, consideration is given to, among other things, the following:

•	future taxable income exclusive of reversing temporary differences and carryforwards;
•	future reversals of existing taxable temporary differences;
•	taxable income in prior carryback years; and
•	tax planning strategies.

The Company may be required to change its provision for income taxes in certain circumstances. Examples of such circumstances include when estimates used in determining valuation allowances on deferred tax assets significantly change or when receipt of new information indicates the need for adjustment in valuation allowances. Additionally, future events, such as changes in tax laws, tax regulations, or interpretations of such laws or regulations, could have an impact on the provision for income tax and the effective tax rate. Any such changes could significantly affect the amounts reported in the financial statements in the year these changes occur.

The Company determines whether it is more likely than not that a tax position will be sustained upon examination by the appropriate taxing authorities before any part of the benefit can be recorded in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50% likely of being realized upon settlement. Unrecognized tax benefits due to tax uncertainties that do not meet the threshold are included within other liabilities and are charged to earnings in the period that such determination is made.

The Company classifies interest recognized as interest expense and penalties recognized as a component of income tax.

Litigation Contingencies

The Company is a party to a number of legal actions and is involved in a number of regulatory investigations. Given the inherent unpredictability of these matters, it is difficult to estimate the impact on the Company’s financial position. Liabilities are established when it is probable that a loss has been incurred and the amount of the loss can be reasonably estimated. Legal costs are recognized as incurred. On an annual basis, the Company reviews relevant information with respect to liabilities for litigation, regulatory investigations and litigation-related contingencies to be reflected in the Company’s financial statements.

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Financial Statements — (Continued)

1.  Business, Basis of Presentation and Summary of Significant Accounting Policies (continued)

Other Accounting Policies

Cash and Cash Equivalents

The Company considers all highly liquid securities and other investments purchased with an original or remaining maturity of three months or less at the date of purchase to be cash equivalents. Cash equivalents are stated at amortized cost, which approximates estimated fair value.

Computer Software

Computer software, which is included in other assets, is stated at cost, less accumulated amortization. Purchased software costs, as well as certain internal and external costs incurred to develop internal-use computer software during the application development stage, are capitalized. Such costs are amortized generally over a four-year period using the straight-line method. The cost basis of computer software was $15 million and $14 million at December 31, 2013 and 2012, respectively. Accumulated amortization of capitalized software was $8 million and $6 million at December 31, 2013 and 2012, respectively. Related amortization expense was $2 million for each of the years ended December 31, 2013, 2012 and 2011.

Fees on Ceded Reinsurance and Other

Fees on ceded reinsurance and other primarily include, in addition to items described elsewhere herein, fee income on financial reinsurance agreements. Such fees are recognized in the period in which services are performed.

Adoption of New Accounting Pronouncements

Effective July 17, 2013, the Company adopted new guidance regarding derivatives that permits the Fed Funds Effective Swap Rate (or Overnight Index Swap Rate) to be used as a U.S. benchmark interest rate for hedge accounting purposes, in addition to the United States Treasury and London Interbank Offered Rate. Also, this new guidance removes the restriction on using different benchmark rates for similar hedges. The new guidance did not have a material impact on the financial statements upon adoption, but may impact the selection of benchmark interest rates for hedging relationships in the future.

Effective January 1, 2013, the Company adopted new guidance regarding comprehensive income that requires an entity to provide information about the amounts reclassified out of accumulated OCI (“AOCI”) by component. In addition, an entity is required to present, either on the face of the statement where net income is presented or in the notes, significant amounts reclassified out of AOCI by the respective line items of net income but only if the amount reclassified is required under GAAP to be reclassified to net income in its entirety in the same reporting period. For other amounts that are not required under GAAP to be reclassified in their entirety to net income, an entity is required to cross-reference to other disclosures required under GAAP that provide additional detail about those amounts. The adoption was prospectively applied and resulted in additional disclosures in Note 8.

Effective January 1, 2013, the Company adopted new guidance regarding balance sheet offsetting disclosures which requires an entity to disclose information about offsetting and related arrangements for derivatives, including bifurcated embedded derivatives, repurchase and reverse repurchase agreements, and securities

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Financial Statements — (Continued)

1.  Business, Basis of Presentation and Summary of Significant Accounting Policies (continued)

borrowing and lending transactions, to enable users of its financial statements to understand the effects of those arrangements on its financial position. Entities are required to disclose both gross information and net information about both instruments and transactions eligible for offset in the statement of financial position and instruments and transactions subject to an agreement similar to a master netting arrangement. The adoption was retrospectively applied and resulted in additional disclosures related to derivatives in Note 6.

On January 1, 2012, the Company adopted new guidance regarding accounting for DAC, which was retrospectively applied. The guidance specifies that only costs related directly to successful acquisition of new or renewal contracts can be capitalized as DAC; all other acquisition-related costs must be expensed as incurred. As a result, certain sales manager compensation and administrative costs previously capitalized by the Company will no longer be deferred.

On January 1, 2012, the Company adopted new guidance regarding comprehensive income, which was retrospectively applied, that provides companies with the option to present the total of comprehensive income, components of net income, and the components of OCI either in a single continuous statement of comprehensive income or in two separate but consecutive statements in annual financial statements. The standard eliminates the option to present components of OCI as part of the statement of changes in stockholder’s equity. The Company adopted the two-statement approach for annual financial statements.

Effective January 1, 2012, the Company adopted new guidance regarding fair value measurements that establishes common requirements for measuring fair value and for disclosing information about fair value measurements in accordance with GAAP and International Financial Reporting Standards. Some of the amendments clarify the Financial Accounting Standards Board’s (“FASB”) intent on the application of existing fair value measurement requirements. Other amendments change a particular principle or requirement for measuring fair value or for disclosing information about fair value measurements. The adoption did not have a material impact on the Company’s financial statements other than the expanded disclosures in Note 7.

Future Adoption of New Accounting Pronouncements

In February 2013, the FASB issued new guidance regarding liabilities (Accounting Standards Update 2013-04, Liabilities (Topic 405): Obligations Resulting from Joint and Several Liability Arrangements for Which the Total Amount of the Obligation Is Fixed at the Reporting Date), effective retrospectively for fiscal years beginning after December 15, 2013 and interim periods within those years. The amendments require an entity to measure obligations resulting from joint and several liability arrangements for which the total amount of the obligation within the scope of the guidance is fixed at the reporting date, as the sum of the amount the reporting entity agreed to pay on the basis of its arrangement among its co-obligors and any additional amount the reporting entity expects to pay on behalf of its co-obligors. In addition, the amendments require an entity to disclose the nature and amount of the obligation, as well as other information about the obligation. The Company does not expect the adoption of this new guidance to have a material impact on its financial statements.

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Financial Statements — (Continued)

2.  Insurance

Insurance Liabilities

Future policy benefits are measured as follows:

Product Type:	Measurement Assumptions:
Nonparticipating life

Aggregate of the present value of expected future benefit payments and related expenses less the present value of expected future net premiums. Assumptions as to mortality and persistency are based upon the Company’s experience when the basis of the liability is established. Interest rate assumptions for the aggregate future policy benefit liabilities are 5%.

Traditional fixed annuities after annuitization	Present value of expected future payments. Interest rate assumptions used in establishing such liabilities range from 3% to 8%.

PABs are equal to: (i) policy account values, which consist of an accumulation of gross premium payments; and (ii) credited interest, ranging from 1% to 8%, less expenses, mortality charges and withdrawals.

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Financial Statements — (Continued)

2.  Insurance (continued)

Guarantees

The Company issues variable annuity products with guaranteed minimum benefits. The non-life contingent portion of GMWBs and the portion of certain GMIBs that does not require annuitization are accounted for as embedded derivatives in PABs and are further discussed in Note 6. Guarantees accounted for as insurance liabilities include:

Guarantee:		Measurement Assumptions:
GMDBs	• A return of purchase payment upon death even if the account value is reduced to zero.

• Present value of expected death benefits in excess of the projected account balance recognizing the excess ratably over the accumulation period based on the present value of total expected assessments.

	• An enhanced death benefit may be available for an additional fee.	• Assumptions are consistent with those used for amortizing DAC, and are thus subject to the same variability and risk.

• Investment performance and volatility assumptions are consistent with the historical experience of the appropriate underlying equity index, such as the Standard & Poor’s Ratings Services (“S&P”) 500 Index.

• Benefit assumptions are based on the average benefits payable over a range of scenarios.
GMIBs

• After a specified period of time determined at the time of issuance of the variable annuity contract, a minimum accumulation of purchase payments, even if the account value is reduced to zero, that can be annuitized to receive a monthly income stream that is not less than a specified amount.

• Present value of expected income benefits in excess of the projected account balance at any future date of annuitization and recognizing the excess ratably over the accumulation period based on present value of total expected assessments.

	• Certain contracts also provide for a guaranteed lump sum return of purchase premium in lieu of the annuitization benefit.	• Assumptions are consistent with those used for estimating GMDB liabilities.

• Calculation incorporates an assumption for the percentage of the potential annuitizations that may be elected by the contractholder.
GMWBs	• A return of purchase payment via partial withdrawals, even if the account value is reduced to zero, provided that cumulative withdrawals in a contract year do not exceed a certain limit.	• Expected value of the life contingent payments and expected assessments using assumptions consistent with those used for estimating the GMDB liabilities.

• Certain contracts include guaranteed withdrawals that are life contingent.

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Financial Statements — (Continued)

2.  Insurance (continued)

Information regarding the liabilities for guarantees (excluding base policy liabilities and embedded derivatives) relating to annuity contracts was as follows:

	Annuity Contracts		Total
	GMDBs	GMIBs
	(In millions)
Direct
Balance at January 1, 2011	$32	$88	$120
Incurred guaranteed benefits	17	31	48
Paid guaranteed benefits	(7)	—	(7)

Balance at December 31, 2011	42	119	161
Incurred guaranteed benefits	10	98	108
Paid guaranteed benefits	(9)	—	(9)

Balance at December 31, 2012	43	217	260
Incurred guaranteed benefits	11	1	12
Paid guaranteed benefits	(5)	—	(5)

Balance at December 31, 2013	$49	$218	$267

Ceded
Balance at January 1, 2011	$32	$30	$62
Incurred guaranteed benefits	17	11	28
Paid guaranteed benefits	(7)	—	(7)

Balance at December 31, 2011	42	41	83
Incurred guaranteed benefits	10	34	44
Paid guaranteed benefits	(9)	—	(9)

Balance at December 31, 2012	43	75	118
Incurred guaranteed benefits	11	1	12
Paid guaranteed benefits	(5)	—	(5)

Balance at December 31, 2013	$49	$76	$125

Net
Balance at January 1, 2011	$—	$58	$58
Incurred guaranteed benefits	—	20	20
Paid guaranteed benefits	—	—	—

Balance at December 31, 2011	—	78	78
Incurred guaranteed benefits	—	64	64
Paid guaranteed benefits	—	—	—

Balance at December 31, 2012	—	142	142
Incurred guaranteed benefits	—	—	—
Paid guaranteed benefits	—	—	—

Balance at December 31, 2013	$—	$142	$142

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Financial Statements — (Continued)

2.  Insurance (continued)

Account balances of contracts with insurance guarantees were invested in separate account asset classes as follows at:

	December 31,
	2013	2012
	(In millions)
Fund Groupings:
Balanced	$7,255	$6,507
Equity	4,086	3,816
Bond	551	588
Money Market	98	118

Total	$11,990	$11,029

Based on the type of guarantee, the Company defines net amount at risk as listed below. These amounts include direct business, but exclude offsets from hedging or reinsurance, if any.

Variable Annuity Guarantees

In the Event of Death

Defined as the death benefit less the total contract account value, as of the balance sheet date. It represents the amount of the claim that the Company would incur if death claims were filed on all contracts on the balance sheet date and includes any additional contractual claims associated with riders purchased to assist with covering income taxes payable upon death.

At Annuitization

Defined as the amount (if any) that would be required to be added to the total contract account value to purchase a lifetime income stream, based on current annuity rates, equal to the minimum amount provided under the guaranteed benefit. This amount represents the Company’s potential economic exposure to such guarantees in the event all contractholders were to annuitize on the balance sheet date, even though the contracts contain terms that allow annuitization of the guaranteed amount only after the 10th anniversary of the contract, which not all contractholders have achieved.

Information regarding the types of guarantees relating to annuity contracts was as follows at:

	December 31,
	2013		2012
	In the Event of Death	At Annuitization	In the Event of Death	At Annuitization
	(In millions)
Annuity Contracts (1)
Variable Annuity Guarantees
Total contract account value	$13,348	$8,712	$12,309	$7,963
Separate account value	$12,841	$8,470	$11,797	$7,715
Net amount at risk	$327	$116	$594	$554
Average attained age of contractholders	67 years	66 years	66 years	65 years

(1)	The Company’s annuity contracts with guarantees may offer more than one type of guarantee in each contract. Therefore, the amounts listed above may not be mutually exclusive.

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Financial Statements — (Continued)

2.  Insurance (continued)

Obligations Under Funding Agreements

MLIIC is a member of the Federal Home Loan Bank (“FHLB”) of Des Moines. Holdings of the FHLB of Des Moines common stock, included in equity securities, were as follows at:

	December 31,
	2013	2012
	(In millions)
FHLB of Des Moines	$26	$28

The Company has also entered into funding agreements with the FHLB of Des Moines. The liability for such funding agreements is included in PABs. Information related to such funding agreements was as follows at:

	Liability		Collateral
	December 31,
	2013	2012	2013	2012
	(In millions)
FHLB of Des Moines (1)	$405	$405	$477 (2)	$604 (2)

(1)

Represents funding agreements issued to the FHLB of Des Moines in exchange for cash and for which the FHLB of Des Moines has been granted a lien on certain assets, some of which are in the custody of the FHLB of Des Moines, including residential mortgage-backed securities (“RMBS”), to collateralize obligations under advances evidenced by funding agreements. The Company is permitted to withdraw any portion of the collateral in the custody of the FHLB of Des Moines as long as there is no event of default and the remaining qualified collateral is sufficient to satisfy the collateral maintenance level. Upon any event of default by the Company, the FHLB of Des Moines’ recovery on the collateral is limited to the amount of the Company’s liability to the FHLB of Des Moines.

(2)	Advances are collateralized by mortgage-backed securities. The amount of collateral presented is at estimated fair value.

Separate Accounts

Separate account assets and liabilities consist of pass-through separate accounts totaling $12.0 billion and $11.1 billion at December 31, 2013 and 2012, respectively, for which the policyholder assumes all investment risk.

For the years ended December 31, 2013, 2012 and 2011, there were no investment gains (losses) on transfers of assets from the general account to the separate accounts.

3.  Deferred Policy Acquisition Costs, Value of Business Acquired and Other Policy-Related Intangibles

See Note 1 for a description of capitalized acquisition costs.

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Financial Statements — (Continued)

3.  Deferred Policy Acquisition Costs, Value of Business Acquired and Other Policy-Related Intangibles (continued)

Fixed and Variable Universal Life Contracts and Fixed and Variable Deferred Annuity Contracts

The Company amortizes DAC and VOBA related to these contracts over the estimated lives of the contracts in proportion to actual and expected future gross profits. The amortization includes interest based on rates in effect at inception or acquisition of the contracts. The amount of future gross profits is dependent principally upon returns in excess of the amounts credited to policyholders, mortality, persistency, interest crediting rates, expenses to administer the business, creditworthiness of reinsurance counterparties, the effect of any hedges used and certain economic variables, such as inflation. Of these factors, the Company anticipates that investment returns, expenses and persistency are reasonably likely to impact significantly the rate of DAC and VOBA amortization. Each reporting period, the Company updates the estimated gross profits with the actual gross profits for that period. When the actual gross profits change from previously estimated gross profits, the cumulative DAC and VOBA amortization is re-estimated and adjusted by a cumulative charge or credit to current operations. When actual gross profits exceed those previously estimated, the DAC and VOBA amortization will increase, resulting in a current period charge to earnings. The opposite result occurs when the actual gross profits are below the previously estimated gross profits. Each reporting period, the Company also updates the actual amount of business remaining in-force, which impacts expected future gross profits. When expected future gross profits are below those previously estimated, the DAC and VOBA amortization will increase, resulting in a current period charge to earnings. The opposite result occurs when the expected future gross profits are above the previously estimated expected future gross profits. Each period, the Company also reviews the estimated gross profits for each block of business to determine the recoverability of DAC and VOBA balances.

Factors Impacting Amortization

Separate account rates of return on variable universal life contracts and variable deferred annuity contracts affect in-force account balances on such contracts each reporting period, which can result in significant fluctuations in amortization of DAC and VOBA. Returns that are higher than the Company’s long-term expectation produce higher account balances, which increases the Company’s future fee expectations and decreases future benefit payment expectations on minimum death and living benefit guarantees, resulting in higher expected future gross profits. The opposite result occurs when returns are lower than the Company’s long-term expectation. The Company’s practice to determine the impact of gross profits resulting from returns on separate accounts assumes that long-term appreciation in equity markets is not changed by short-term market fluctuations, but is only changed when sustained interim deviations are expected. The Company monitors these events and only changes the assumption when its long-term expectation changes.

The Company also periodically reviews other long-term assumptions underlying the projections of estimated gross profits. These assumptions primarily relate to investment returns, interest crediting rates, mortality, persistency and expenses to administer business. Management annually updates assumptions used in the calculation of estimated gross profits which may have significantly changed. If the update of assumptions causes expected future gross profits to increase, DAC and VOBA amortization will decrease, resulting in a current period increase to earnings. The opposite result occurs when the assumption update causes expected future gross profits to decrease.

Periodically, the Company modifies product benefits, features, rights or coverages that occur by the exchange of a contract for a new contract, or by amendment, endorsement, or rider to a contract, or by election or coverage

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Financial Statements — (Continued)

3.  Deferred Policy Acquisition Costs, Value of Business Acquired and Other Policy-Related Intangibles (continued)

within a contract. If such modification, referred to as an internal replacement, substantially changes the contract, the associated DAC or VOBA is written off immediately through income and any new deferrable costs associated with the replacement contract are deferred. If the modification does not substantially change the contract, the DAC or VOBA amortization on the original contract will continue and any acquisition costs associated with the related modification are expensed.

Amortization of DAC and VOBA is attributed to net investment gains (losses) and net derivative gains (losses), and to other expenses for the amount of gross profits originating from transactions other than investment gains and losses. Unrealized investment gains and losses represent the amount of DAC and VOBA that would have been amortized if such gains and losses had been recognized.

Information regarding DAC and VOBA was as follows:

	Years Ended December 31,
	2013	2012	2011
	(In millions)
DAC
Balance at January 1,	$97	$220	$352
Capitalizations	6	19	34
Amortization related to:
Net investment gains (losses) and net derivative gains (losses)	122	(96)	(84)
Other expenses	(27)	(38)	(76)

Total amortization	95	(134)	(160)

Unrealized investment gains (losses)	8	(8)	(6)
Other (1)	38	—	—

Balance at December 31,	244	97	220

VOBA
Balance at January 1,	51	66	79
Total amortization related to other expenses	(6)	(14)	(12)
Unrealized investment gains (losses)	2	(1)	(1)

Balance at December 31,	47	51	66

Total DAC and VOBA
Balance at December 31,	$291	$148	$286

(1)

The year ended December 31, 2013 includes $38 million that was reclassified to DAC from premiums, reinsurance and other receivables. The amounts reclassified relate to an affiliated reinsurance agreement accounted for using the deposit method of accounting and represent the DAC amortization on the expense allowances ceded on the agreement from inception. These amounts were previously included in the calculated value of the deposit receivable on this agreement and recorded within premiums, reinsurance and other receivables.

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Financial Statements — (Continued)

3.  Deferred Policy Acquisition Costs, Value of Business Acquired and Other Policy-Related Intangibles (continued)

Information regarding other policy-related intangibles was as follows:

	Years Ended December 31,
	2013	2012	2011
	(In millions)
Deferred Sales Inducements
Balance at January 1,	$65	$71	$84
Capitalization	—	1	3
Amortization	(2)	(7)	(16)

Balance at December 31,	$63	$65	$71

The estimated future amortization expense to be reported in other expenses for the next five years is as follows:

VOBA
(In millions)
2014	$12
2015	$10
2016	$9
2017	$6
2018	$6

4.  Reinsurance

The Company enters into reinsurance agreements primarily as a purchaser of reinsurance for its various insurance products. The Company participates in reinsurance activities in order to limit losses and minimize exposure to significant risks.

Accounting for reinsurance requires extensive use of assumptions and estimates, particularly related to the future performance of the underlying business and the potential impact of counterparty credit risks. The Company periodically reviews actual and anticipated experience compared to the aforementioned assumptions used to establish assets and liabilities relating to ceded reinsurance and evaluates the financial strength of counterparties to its reinsurance agreements using criteria similar to that evaluated in the security impairment process discussed in Note 5.

For its individual life insurance products, the Company has historically reinsured the mortality risk primarily on an excess of retention basis or on a quota share basis. In addition to reinsuring mortality risk as described above, the Company reinsures other risks, as well as specific coverages. Placement of reinsurance is done primarily on an automatic basis and also on a facultative basis for risks with specified characteristics.

The Company currently reinsures 100% of the living and death benefit guarantees issued in connection with its variable annuities to affiliated reinsurers. Under these reinsurance agreements, the Company pays a reinsurance premium generally based on fees associated with the guarantees collected from policyholders, and receives reimbursement for benefits paid or accrued in excess of account values, subject to certain limitations. The Company also reinsures 90% of its fixed annuities to an affiliated reinsurer. The value of the embedded

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Financial Statements — (Continued)

4.  Reinsurance (continued)

derivatives on the ceded risk is determined using a methodology consistent with the guarantees directly written by the Company with the exception of the input for nonperformance risk that reflects the credit of the reinsurer.

The Company has exposure to catastrophes which could contribute to significant fluctuations in the Company’s results of operations. The Company uses excess of retention and quota share reinsurance agreements to provide greater diversification of risk and minimize exposure to larger risks.

The Company reinsures its remaining business through a diversified group of well-capitalized reinsurers. The Company analyzes recent trends in arbitration and litigation outcomes in disputes, if any, with its reinsurers. The Company monitors ratings and evaluates the financial strength of its reinsurers by analyzing their financial statements. In addition, the reinsurance recoverable balance due from each reinsurer is evaluated as part of the overall monitoring process. Recoverability of reinsurance recoverable balances is evaluated based on these analyses. These reinsurance recoverable balances are stated net of allowances for uncollectible reinsurance, which at December 31, 2013 and 2012, were not significant.

The Company had $6 million and $8 million of unsecured unaffiliated ceded reinsurance recoverable balances at December 31, 2013 and 2012, respectively. Of these totals, 100% were with the Company’s five largest unaffiliated ceded reinsurers at both December 31, 2013 and 2012.

The amounts in the statements of operations include the impact of reinsurance. Information regarding the significant effects of reinsurance was as follows:

	Years Ended December 31,
	2013	2012	2011
	(In millions)
Premiums
Direct premiums	$30	$12	$8
Reinsurance ceded	(1)	(1)	(1)

Net premiums	$29	$11	$7

Universal life and investment-type product policy fees
Direct universal life and investment-type product policy fees	$244	$237	$240
Reinsurance ceded	(42)	(39)	(36)

Net universal life and investment-type product policy fees	$202	$198	$204

Fees on ceded reinsurance and other
Direct fees on ceded reinsurance and other	$25	$25	$26
Reinsurance ceded	65	68	78

Net fees on ceded reinsurance and other	$90	$93	$104

Policyholder benefits and claims
Direct policyholder benefits and claims	$61	$144	$92
Reinsurance ceded	(13)	(44)	(33)

Net policyholder benefits and claims	$48	$100	$59

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Financial Statements — (Continued)

4.  Reinsurance (continued)

The amounts in the balance sheets include the impact of reinsurance. Information regarding the significant effects of reinsurance was as follows at:

	December 31,
	2013			2012
	Direct	Ceded	Total Balance Sheet	Direct	Ceded	Total Balance Sheet
	(In millions)
Assets
Premiums, reinsurance and other receivables	$26	$1,803	$1,829	$26	$2,459	$2,485
Deferred policy acquisition costs and value of business acquired	311	(20)	291	207	(59)	148

Total assets	$337	$1,783	$2,120	$233	$2,400	$2,633

Reinsurance agreements that do not expose the Company to a reasonable possibility of a significant loss from insurance risk are recorded using the deposit method of accounting. Deposit assets and deposit liabilities, if any, are the result of affiliated reinsurance transactions. See “ Related Party Reinsurance Transactions.”

Related Party Reinsurance Transactions

The Company has reinsurance agreements with certain MetLife subsidiaries, including Metropolitan Life Insurance Company, General American Life Insurance Company, Exeter and MICC, all of which are related parties.

Information regarding the significant effects of affiliated reinsurance included in the statements of operations was as follows:

	Years Ended December 31,
	2013	2012	2011
	(In millions)
Premiums
Reinsurance ceded	$—	$(1)	$—
Universal life and investment-type product policy fees
Reinsurance ceded	$(41)	$(39)	$(35)
Fees on ceded reinsurance and other
Reinsurance ceded	$65	$68	$78
Policyholder benefits and claims
Reinsurance ceded	$(13)	$(44)	$(31)

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Financial Statements — (Continued)

4.  Reinsurance (continued)

Information regarding the significant effects of ceded affiliated reinsurance included in the balance sheets was as follows at:

	December 31,
	2013	2012
	(In millions)
Assets
Premiums, reinsurance and other receivables	$1,798	$2,451
Deferred policy acquisition costs and value of business acquired	(20)	(59)

Total assets	$1,778	$2,392

The Company ceded risks to affiliates related to guaranteed minimum benefit guarantees written directly by the Company. These ceded reinsurance agreements contain embedded derivatives and changes in their fair value are included within net derivative gains (losses). The embedded derivatives associated with the cessions are included within premiums, reinsurance and other receivables and were assets of $376 million and $959 million at December 31, 2013 and 2012, respectively. Net derivative gains (losses) associated with the embedded derivatives were ($639) million, $190 million and $380 million for the years ended December 31, 2013, 2012 and 2011, respectively.

The Company has secured certain reinsurance recoverable balances with various forms of collateral, including secured trusts and irrevocable letters of credit. The Company had $1.3 billion and $1.4 billion of unsecured affiliated reinsurance recoverable balances at December 31, 2013 and 2012, respectively.

Affiliated reinsurance agreements that do not expose the Company to a reasonable possibility of a significant loss from insurance risk are recorded using the deposit method of accounting. The deposit assets on affiliated reinsurance were $1.3 billion and $1.4 billion at December 31, 2013 and 2012, respectively. There were no deposit liabilities on affiliated reinsurance at both December 31, 2013 and 2012.

5.  Investments

See Note 7 for information about the fair value hierarchy for investments and the related valuation methodologies.

Investment Risks and Uncertainties

Investments are exposed to the following primary sources of risk: credit, interest rate, liquidity, market valuation, currency and real estate risk. The financial statement risks, stemming from such investment risks, are those associated with the determination of estimated fair values, the diminished ability to sell certain investments in times of strained market conditions, the recognition of impairments, the recognition of income on certain investments and the potential consolidation of variable interest entities (“VIEs”). The use of different methodologies, assumptions and inputs relating to these financial statement risks may have a material effect on the amounts presented within the financial statements.

The determination of valuation allowances and impairments is highly subjective and is based upon periodic evaluations and assessments of known and inherent risks associated with the respective asset class. Such evaluations and assessments are revised as conditions change and new information becomes available.

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Financial Statements — (Continued)

5.  Investments (continued)

The recognition of income on certain investments (e.g. structured securities, including mortgage-backed securities, asset-backed securities (“ABS”) and certain structured investment transactions) is dependent upon certain factors such as prepayments and defaults, and changes in such factors could result in changes in amounts to be earned.

Fixed Maturity and Equity Securities AFS

Fixed Maturity and Equity Securities AFS by Sector

The following table presents the fixed maturity and equity securities AFS by sector. Redeemable preferred stock is reported within U.S. corporate fixed maturity securities and non-redeemable preferred stock is reported within equity securities. Included within fixed maturity securities are structured securities including RMBS, commercial mortgage-backed securities (“CMBS”) and ABS.

	December 31, 2013					December 31, 2012
	Cost or Amortized Cost	Gross Unrealized			Estimated Fair Value	Cost or Amortized Cost	Gross Unrealized			Estimated Fair Value
		Gains	Temporary Losses	OTTI Losses			Gains	Temporary Losses	OTTI Losses
	(In millions)
Fixed maturity securities
U.S. corporate	$825	$55	$8	$—	$872	$913	$87	$1	$—	$999
U.S. Treasury and agency	469	2	14	—	457	391	6	—	—	397
RMBS	312	12	7	5	312	286	21	4	6	297
CMBS	293	8	4	—	297	302	17	—	—	319
Foreign corporate	223	9	3	—	229	209	14	1	—	222
ABS	51	2	—	—	53	51	4	1	—	54
State and political subdivision	17	2	—	—	19	17	3	—	—	20
Foreign government	10	1	—	—	11	9	3	—	—	12

Total fixed maturity securities	$2,200	$91	$36	$5	$2,250	$2,178	$155	$7	$6	$2,320

Equity securities
Common stock	$26	$—	$—	$—	$26	$28	$—	$—	$—	$28
Non-redeemable preferred stock	20	—	1	—	19	20	—	3	—	17

Total equity securities	$46	$—	$1	$—	$45	$48	$—	$3	$—	$45

The Company held non-income producing fixed maturity securities with an estimated fair value of less than $1 million with unrealized gains (losses) of less than $1 million at both December 31, 2013 and 2012.

Methodology for Amortization of Premium and Accretion of Discount on Structured Securities

Amortization of premium and accretion of discount on structured securities considers the estimated timing and amount of prepayments of the underlying loans. Actual prepayment experience is periodically reviewed and effective yields are recalculated when differences arise between the originally anticipated and the actual prepayments received and currently anticipated. Prepayment assumptions for single class and multi-class mortgage-backed and ABS are estimated using inputs obtained from third-party specialists and based on management’s knowledge of the current market. For credit-sensitive mortgage-backed and ABS and certain prepayment-sensitive securities, the effective yield is recalculated on a prospective basis. For all other mortgage-backed and ABS, the effective yield is recalculated on a retrospective basis.

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Financial Statements — (Continued)

5.  Investments (continued)

Maturities of Fixed Maturity Securities

The amortized cost and estimated fair value of fixed maturity securities, by contractual maturity date, were as follows at:

	December 31,
	2013		2012
	Amortized Cost	Estimated Fair Value	Amortized Cost	Estimated Fair Value
	(In millions)
Due in one year or less	$240	$242	$306	$308
Due after one year through five years	487	512	446	476
Due after five years through ten years	566	595	588	657
Due after ten years	251	239	199	209

Subtotal	1,544	1,588	1,539	1,650
Structured securities (RMBS, CMBS and ABS)	656	662	639	670

Total fixed maturity securities	$2,200	$2,250	$2,178	$2,320

Actual maturities may differ from contractual maturities due to the exercise of call or prepayment options. Fixed maturity securities not due at a single maturity date have been presented in the year of final contractual maturity. RMBS, CMBS and ABS are shown separately, as they are not due at a single maturity.

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Financial Statements — (Continued)

5.  Investments (continued)

Continuous Gross Unrealized Losses for Fixed Maturity and Equity Securities AFS by Sector

The following table presents the estimated fair value and gross unrealized losses of fixed maturity and equity securities AFS in an unrealized loss position, aggregated by sector and by length of time that the securities have been in a continuous unrealized loss position.

	December 31, 2013				December 31, 2012
	Less than 12 Months		Equal to or Greater than 12 Months		Less than 12 Months		Equal to or Greater than 12 Months
	Estimated Fair Value	Gross Unrealized Losses	Estimated Fair Value	Gross Unrealized Losses	Estimated Fair Value	Gross Unrealized Losses	Estimated Fair Value	Gross Unrealized Losses
	(In millions, except number of securities)
Fixed maturity securities
U.S. corporate	$84	$7	$13	$1	$20	$1	$9	$—
U.S. Treasury and agency	169	14	—	—	60	—	—	—
RMBS	84	4	34	8	—	—	49	10
CMBS	73	4	—	—	4	—	15	—
Foreign corporate	27	2	7	1	2	—	7	1
ABS	7	—	5	—	—	—	5	1
Foreign government	1	—	1	—	1	—	—	—

Total fixed maturity securities	$445	$31	$60	$10	$87	$1	$85	$12

Equity securities
Non-redeemable preferred stock	$—	$—	$18	$1	$—	$—	$17	$3

Total number of securities in an unrealized loss position	87		18		18		22

Evaluation of AFS Securities for OTTI and Evaluating Temporarily Impaired AFS Securities

Evaluation and Measurement Methodologies

Management considers a wide range of factors about the security issuer and uses its best judgment in evaluating the cause of the decline in the estimated fair value of the security and in assessing the prospects for near-term recovery. Inherent in management’s evaluation of the security are assumptions and estimates about the operations of the issuer and its future earnings potential. Considerations used in the impairment evaluation process include, but are not limited to: (i) the length of time and the extent to which the estimated fair value has been below cost or amortized cost; (ii) the potential for impairments when the issuer is experiencing significant financial difficulties; (iii) the potential for impairments in an entire industry sector or sub-sector; (iv) the potential for impairments in certain economically depressed geographic locations; (v) the potential for impairments where the issuer, series of issuers or industry has suffered a catastrophic loss or has exhausted natural resources; (vi) with respect to fixed maturity securities, whether the Company has the intent to sell or will more likely than not be required to sell a particular security before the decline in estimated fair value below amortized cost recovers; (vii) with respect to structured securities, changes in forecasted cash flows after considering the quality of underlying collateral, expected prepayment speeds, current and forecasted loss severity, consideration of the payment terms of the underlying assets backing a particular security, and the payment priority within the tranche structure of the security; and (viii) other subjective factors, including concentrations and information obtained from regulators and rating agencies.

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Financial Statements — (Continued)

5.  Investments (continued)

The methodology and significant inputs used to determine the amount of credit loss on fixed maturity securities are as follows:

•

The Company calculates the recovery value by performing a discounted cash flow analysis based on the present value of future cash flows. The discount rate is generally the effective interest rate of the security prior to impairment.

•

When determining collectability and the period over which value is expected to recover, the Company applies considerations utilized in its overall impairment evaluation process which incorporates information regarding the specific security, fundamentals of the industry and geographic area in which the security issuer operates, and overall macroeconomic conditions. Projected future cash flows are estimated using assumptions derived from management’s best estimates of likely scenario-based outcomes after giving consideration to a variety of variables that include, but are not limited to: payment terms of the security; the likelihood that the issuer can service the interest and principal payments; the quality and amount of any credit enhancements; the security’s position within the capital structure of the issuer; possible corporate restructurings or asset sales by the issuer; and changes to the rating of the security or the issuer by rating agencies.

•

Additional considerations are made when assessing the unique features that apply to certain structured securities including, but not limited to: the quality of underlying collateral, expected prepayment speeds, current and forecasted loss severity, consideration of the payment terms of the underlying loans or assets backing a particular security, and the payment priority within the tranche structure of the security.

•

When determining the amount of the credit loss for U.S. and foreign corporate securities, state and political subdivision securities and foreign government securities, the estimated fair value is considered the recovery value when available information does not indicate that another value is more appropriate. When information is identified that indicates a recovery value other than estimated fair value, management considers in the determination of recovery value the same considerations utilized in its overall impairment evaluation process as described above, as well as any private and public sector programs to restructure such securities.

With respect to securities that have attributes of debt and equity (perpetual hybrid securities), consideration is given in the OTTI analysis as to whether there has been any deterioration in the credit of the issuer and the likelihood of recovery in value of the securities that are in a severe and extended unrealized loss position. Consideration is also given as to whether any perpetual hybrid securities, with an unrealized loss, regardless of credit rating, have deferred any dividend payments. When an OTTI loss has occurred, the OTTI loss is the entire difference between the perpetual hybrid security’s cost and its estimated fair value with a corresponding charge to earnings.

The cost or amortized cost of fixed maturity and equity securities is adjusted for OTTI in the period in which the determination is made. The Company does not change the revised cost basis for subsequent recoveries in value.

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Financial Statements — (Continued)

5.  Investments (continued)

In periods subsequent to the recognition of OTTI on a fixed maturity security, the Company accounts for the impaired security as if it had been purchased on the measurement date of the impairment. Accordingly, the discount (or reduced premium) based on the new cost basis is accreted over the remaining term of the fixed maturity security in a prospective manner based on the amount and timing of estimated future cash flows.

Current Period Evaluation

Based on the Company’s current evaluation of its AFS securities in an unrealized loss position in accordance with its impairment policy, and the Company’s current intentions and assessments (as applicable to the type of security) about holding, selling and any requirements to sell these securities, the Company has concluded that these securities are not other-than-temporarily impaired at December 31, 2013. Future OTTI will depend primarily on economic fundamentals, issuer performance (including changes in the present value of future cash flows expected to be collected), and changes in credit ratings, collateral valuation, interest rates and credit spreads. If economic fundamentals deteriorate or if there are adverse changes in the above factors, OTTI may be incurred in upcoming periods.

Gross unrealized losses on fixed maturity securities increased $28 million during the year ended December 31, 2013 from $13 million to $41 million. The increase in gross unrealized losses for the year ended December 31, 2013, was primarily attributable to an increase in interest rates, partially offset by narrowing credit spreads.

At December 31, 2013, $5 million of the total $41 million of gross unrealized losses were from one below investment grade fixed maturity security with an unrealized loss position of 20% or more of amortized cost for six months or greater. Unrealized losses on the below investment grade fixed maturity security are related to non-agency RMBS (alternative residential mortgage loans) and are the result of significantly wider credit spreads resulting from higher risk premiums since purchase, largely due to economic and market uncertainties including concerns over unemployment levels and valuations of residential real estate supporting non-agency RMBS. Management evaluates non-agency RMBS based on actual and projected cash flows after considering the quality of underlying collateral, expected prepayment speeds, current and forecasted loss severity, consideration of the payment terms of the underlying assets backing a particular security, and the payment priority within the tranche structure of the security.

Equity Securities

Gross unrealized losses on equity securities decreased $2 million during the year ended December 31, 2013 from $3 million to $1 million. None of the $1 million of gross unrealized losses were from equity securities with gross unrealized losses of 20% or more of cost for 12 months or greater.

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Financial Statements — (Continued)

5.  Investments (continued)

Mortgage Loans

Mortgage Loans by Portfolio Segment

Mortgage loans are summarized as follows at:

	December 31,
	2013		2012
	Carrying Value	% of Total	Carrying Value	% of Total
	(In millions)		(In millions)
Mortgage loans:
Commercial	$246	86.0%	$238	83.8%
Agricultural	41	14.3	48	16.9

Subtotal (1)	287	100.3	286	100.7
Valuation allowances	(1)	(0.3)	(2)	(0.7)

Total mortgage loans, net	$286	100.0%	$284	100.0%

(1)

The Company did not purchase any mortgage loans during the year ended December 31, 2013. In 2012, the Company purchased $ 48 million of mortgage loans, of which $38 million were purchased at estimated fair value from an affiliate, MetLife Bank, National Association.

Mortgage Loans and Valuation Allowance by Portfolio Segment

All commercial and agricultural mortgage loans held at both December 31, 2013 and 2012 were evaluated collectively for credit losses. The valuation allowances maintained at both December 31, 2013 and 2012 were primarily for the commercial mortgage loan portfolio segment and were for non-specifically identified credit losses. The valuation allowance for agricultural mortgage loans was less than $1 million at both December 31, 2013 and 2012.

Valuation Allowance Rollforward by Portfolio Segment

The changes in the valuation allowance, by portfolio segment, were as follows:

	Commercial	Agricultural	Total
	(In millions)
Balance at January 1, 2011	$1	$—	$1
Provision (release)	1	—	1

Balance at December 31, 2011	2	—	2
Provision (release)	—	—	—

Balance at December 31, 2012	2	—	2
Provision (release)	(1)	—	(1)

Balance at December 31, 2013	$1	$—	$1

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Financial Statements — (Continued)

5.  Investments (continued)

Valuation Allowance Methodology

Mortgage loans are considered to be impaired when it is probable that, based upon current information and events, the Company will be unable to collect all amounts due under the loan agreement. Specific valuation allowances are established using the same methodology for both portfolio segments as the excess carrying value of a loan over either (i) the present value of expected future cash flows discounted at the loan’s original effective interest rate, (ii) the estimated fair value of the loan’s underlying collateral if the loan is in the process of foreclosure or otherwise collateral dependent, or (iii) the loan’s observable market price. A common evaluation framework is used for establishing non-specific valuation allowances for both loan portfolio segments; however, a separate non-specific valuation allowance is calculated and maintained for each loan portfolio segment that is based on inputs unique to each loan portfolio segment. Non-specific valuation allowances are established for pools of loans with similar risk characteristics where a property-specific or market-specific risk has not been identified, but for which the Company expects to incur a credit loss. These evaluations are based upon several loan portfolio segment-specific factors, including the Company’s experience for loan losses, defaults and loss severity, and loss expectations for loans with similar risk characteristics. These evaluations are revised as conditions change and new information becomes available.

Commercial and Agricultural Mortgage Loan Portfolio Segments

The Company typically uses several years of historical experience in establishing non-specific valuation allowances which captures multiple economic cycles. For evaluations of commercial mortgage loans, in addition to historical experience, management considers factors that include the impact of a rapid change to the economy, which may not be reflected in the loan portfolio, and recent loss and recovery trend experience as compared to historical loss and recovery experience. For evaluations of agricultural mortgage loans, in addition to historical experience, management considers factors that include increased stress in certain sectors, which may be evidenced by higher delinquency rates, or a change in the number of higher risk loans. On a quarterly basis, management incorporates the impact of these current market events and conditions on historical experience in determining the non-specific valuation allowance established for commercial and agricultural mortgage loans.

All commercial mortgage loans are reviewed on an ongoing basis which may include an analysis of the property financial statements and rent roll, lease rollover analysis, property inspections, market analysis, estimated valuations of the underlying collateral, loan-to-value ratios, debt service coverage ratios, and tenant creditworthiness. All agricultural mortgage loans are monitored on an ongoing basis. The monitoring process focuses on higher risk loans, which include those that are classified as restructured, delinquent or in foreclosure, as well as loans with higher loan-to-value ratios and lower debt service coverage ratios. The monitoring process for agricultural mortgage loans is generally similar to the commercial mortgage loan monitoring process, with a focus on higher risk loans, including reviews on a geographic and property-type basis. Higher risk loans are reviewed individually on an ongoing basis for potential credit loss and specific valuation allowances are established using the methodology described above. Quarterly, the remaining loans are reviewed on a pool basis by aggregating groups of loans that have similar risk characteristics for potential credit loss, and non-specific valuation allowances are established as described above using inputs that are unique to each segment of the loan portfolio.

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Financial Statements — (Continued)

5.  Investments (continued)

For commercial mortgage loans, the primary credit quality indicator is the debt service coverage ratio, which compares a property’s net operating income to amounts needed to service the principal and interest due under the loan. Generally, the lower the debt service coverage ratio, the higher the risk of experiencing a credit loss. The Company also reviews the loan-to-value ratio of its commercial mortgage loan portfolio. Loan-to-value ratios compare the unpaid principal balance of the loan to the estimated fair value of the underlying collateral. Generally, the higher the loan-to-value ratio, the higher the risk of experiencing a credit loss. The debt service coverage ratio and loan-to-value ratio, as well as the values utilized in calculating these ratios, are updated annually, on a rolling basis, with a portion of the loan portfolio updated each quarter.

For agricultural mortgage loans, the Company’s primary credit quality indicator is the loan-to-value ratio. The values utilized in calculating this ratio are developed in connection with the ongoing review of the agricultural mortgage loan portfolio and are routinely updated.

Credit Quality of Commercial Mortgage Loans

The credit quality of commercial mortgage loans, were as follows:

	Recorded Investment
	Debt Service Coverage Ratios			Total	% of Total	Estimated Fair Value	% of Total
	> 1.20x	1.00x - 1.20x	< 1.00x
	(In millions)					(In millions)
December 31, 2013:
Loan-to-value ratios:
Less than 65%	$193	$9	$15	$217	88.2%	$228	88.4%
65% to 75%	19	—	10	29	11.8	30	11.6

Total	$212	$9	$25	$246	100.0%	$258	100.0%

December 31, 2012:
Loan-to-value ratios:
Less than 65%	$194	$10	$9	$213	89.5%	$231	90.2%
65% to 75%	15	—	10	25	10.5	25	9.8

Total	$209	$10	$19	$238	100.0%	$256	100.0%

Credit Quality of Agricultural Mortgage Loans

All of the agricultural mortgage loans held at both December 31, 2013 and 2012 had loan-to-value ratios of less than 65%.

Past Due, Interest Accrual Status and Impaired Mortgage Loans

The Company has a high quality, well performing, mortgage loan portfolio, with all mortgage loans classified as performing at both December 31, 2013 and 2012. The Company defines delinquency consistent with industry practice, when mortgage loans are past due as follows: commercial mortgage loans — 60 days and agricultural mortgage loans — 90 days. The Company had no impaired mortgage loans, no mortgage loans past due and no mortgage loans in non-accrual status at both December 31, 2013 and 2012. The Company did not recognize interest income on impaired mortgage loans during the years ended December 31, 2013, 2012 and 2011.

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Financial Statements — (Continued)

5.  Investments (continued)

Mortgage Loans Modified in a Troubled Debt Restructuring

The Company may grant concessions related to borrowers experiencing financial difficulties which are classified as troubled debt restructurings. Generally, the types of concessions include: reduction of the contractual interest rate, extension of the maturity date at an interest rate lower than current market interest rates, and/or a reduction of accrued interest. The amount, timing and extent of the concession granted is considered in determining any impairment or changes in the specific valuation allowance recorded with the restructuring. Through the continuous monitoring process, a specific valuation allowance may have been recorded prior to the quarter when the mortgage loan is modified in a troubled debt restructuring. Accordingly, the carrying value (after specific valuation allowance) before and after modification through a troubled debt restructuring may not change significantly, or may increase if the expected recovery is higher than the pre-modification recovery assessment.

There were no mortgage loans modified in a troubled debt restructuring during the years ended December 31, 2013 and 2012.

Other Invested Assets

Other invested assets is comprised of loans to affiliates (see “ — Related Party Investment Transactions”) and freestanding derivatives with positive estimated fair values (see Note 6).

Cash Equivalents

The carrying value of cash equivalents, which includes securities and other investments with an original or remaining maturity of three months or less at the time of purchase, was $17 million and $23 million at December 31, 2013 and 2012, respectively.

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Financial Statements — (Continued)

5.  Investments (continued)

Net Unrealized Investment Gains (Losses)

The components of net unrealized investment gains (losses), included in AOCI, were as follows:

	Years Ended December 31,
	2013	2012	2011
	(In millions)
Fixed maturity securities	$55	$148	$88
Fixed maturity securities with noncredit OTTI losses in AOCI	(5)	(6)	(10)

Total fixed maturity securities	50	142	78
Equity securities	(1)	(3)	(5)
Derivatives	(1)	1	2
Short-term investments	(1)	(1)	(1)

Subtotal	47	139	74

Amounts allocated from:
Insurance liability loss recognition	—	—	(7)
DAC and VOBA related to noncredit OTTI losses recognized in AOCI	1	1	1
DAC and VOBA	(14)	(24)	(15)

Subtotal	(13)	(23)	(21)
Deferred income tax benefit (expense) related to noncredit OTTI losses recognized in AOCI	2	2	4
Deferred income tax benefit (expense)	(13)	(42)	(22)

Net unrealized investment gains (losses)	$23	$76	$35

The changes in fixed maturity securities with noncredit OTTI losses included in AOCI were as follows:

	Years Ended December 31,
	2013	2012
	(In millions)
Balance at January 1,	$(6)	$(10)
Securities sold with previous noncredit OTTI loss	1	3
Subsequent changes in estimated fair value	—	1

Balance at December 31,	$(5)	$(6)

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Financial Statements — (Continued)

5.  Investments (continued)

The changes in net unrealized investment gains (losses) were as follows:

	Years Ended December 31,
	2013	2012	2011
	(In millions)
Balance at January 1,	$76	$35	$20
Fixed maturity securities on which noncredit OTTI losses have been recognized	1	4	(2)
Unrealized investment gains (losses) during the year	(93)	61	39
Unrealized investment gains (losses) relating to:
Insurance liability gain (loss) recognition	—	7	(7)
DAC and VOBA	10	(9)	(7)
Deferred income tax benefit (expense) related to noncredit OTTI losses recognized in AOCI	—	(2)	1
Deferred income tax benefit (expense)	29	(20)	(9)

Balance at December 31,	$23	$76	$35

Change in net unrealized investment gains (losses)	$(53)	$41	$15

Concentrations of Credit Risk

There were no investments in any counterparty that were greater than 10% of the Company’s stockholder’s equity, other than the U.S. government and its agencies, at both December 31, 2013 and 2012.

Securities Lending

Elements of the securities lending program are presented below at:

	December 31,
	2013	2012
	(In millions)
Securities on loan: (1)
Amortized cost	$249	$185
Estimated fair value	$241	$191
Cash collateral on deposit from counterparties (2)	$249	$196
Reinvestment portfolio — estimated fair value	$247	$196

(1)	Included within fixed maturity securities and short-term investments.

(2)	Included within payables for collateral under securities loaned and other transactions.

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Financial Statements — (Continued)

5.  Investments (continued)

Invested Assets on Deposit and Pledged as Collateral

Invested assets on deposit and pledged as collateral are presented below at estimated fair value for fixed maturity securities at:

	December 31,
	2013	2012
	(In millions)
Invested assets on deposit (regulatory deposits)	$7	$4
Invested assets pledged as collateral (1)	505	620

Total invested assets on deposit and pledged as collateral	$512	$624

(1)	The Company has pledged invested assets in connection with various agreements and transactions, including funding agreements (see Note 2) and derivative transactions (see Note 6).

See “— Securities Lending” for securities on loan.

Variable Interest Entities

The Company has invested in certain structured transactions that are VIEs. In certain instances, the Company may hold both the power to direct the most significant activities of the entity, as well as an economic interest in the entity and, as such, it would be deemed the primary beneficiary or consolidator of the entity.

The determination of the VIE’s primary beneficiary requires an evaluation of the contractual and implied rights and obligations associated with each party’s relationship with or involvement in the entity, an estimate of the entity’s expected losses and expected residual returns and the allocation of such estimates to each party involved in the entity. The Company generally uses a qualitative approach to determine whether it is the primary beneficiary. However, for VIEs that are investment companies or apply measurement principles consistent with those utilized by investment companies, the primary beneficiary is based on a risks and rewards model and is defined as the entity that will absorb a majority of a VIE’s expected losses, receive a majority of a VIE’s expected residual returns if no single entity absorbs a majority of expected losses, or both. The Company reassesses its involvement with VIEs on a quarterly basis. The use of different methodologies, assumptions and inputs in the determination of the primary beneficiary could have a material effect on the amounts presented within the financial statements.

Consolidated VIEs

There were no VIEs for which the Company has concluded that it is the primary beneficiary and which are consolidated at December 31, 2013 and 2012.

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Financial Statements — (Continued)

5.  Investments (continued)

Unconsolidated VIEs

The carrying amount and maximum exposure to loss relating to VIEs in which the Company holds a significant variable interest but is not the primary beneficiary and which have not been consolidated were as follows at:

	December 31,
	2013		2012
	Carrying Amount	Maximum Exposure to Loss (1)	Carrying Amount	Maximum Exposure to Loss (1)
	(In millions)
Fixed maturity securities AFS:
Structured securities (RMBS, CMBS, and ABS) (2)	$662	$662	$670	$670
U.S. and foreign corporate	21	21	23	23
Other limited partnership interests	19	20	14	15
Equity securities AFS:
Non-redeemable preferred stock	18	18	17	17

Total	$720	$721	$724	$725

(1)

The maximum exposure to loss relating to fixed maturity and equity securities AFS is equal to their carrying amounts or the carrying amounts of retained interests. The maximum exposure to loss relating to other limited partnership interests is equal to the carrying amounts plus any unfunded commitments of the Company. Such a maximum loss would be expected to occur only upon bankruptcy of the issuer or investee.

(2)	For these variable interests, the Company’s involvement is limited to that of a passive investor.

As described in Note 11, the Company makes commitments to fund partnership investments in the normal course of business. Excluding these commitments, the Company did not provide financial or other support to investees designated as VIEs during the years ended December 31, 2013, 2012 and 2011.

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Financial Statements — (Continued)

5.  Investments (continued)

Net Investment Income

The components of net investment income were as follows:

	Years Ended December 31,
	2013	2012	2011
	(In millions)
Investment income:
Fixed maturity securities	$94	$98	$104
Equity securities	1	1	2
Mortgage loans	16	15	10
Policy loans	2	2	2
Other limited partnership interests	4	1	—
Cash, cash equivalents and short-term investments	1	—	—

Subtotal	118	117	118
Less: Investment expenses	4	4	4

Net investment income	$114	$113	$114

See “— Related Party Investment Transactions” for discussion of affiliated net investment income and investment expenses.

Net Investment Gains (Losses)

Components of Net Investment Gains (Losses)

The components of net investment gains (losses) were as follows:

	Years Ended December 31,
	2013	2012	2011
	(In millions)
Total gains (losses) on fixed maturity securities:
Total OTTI losses recognized — by industry:
U.S. and foreign corporate securities — by industry:
Finance	$—	$(1)	$—
Utility	—	(1)	—

Total U.S. and foreign corporate securities	—	(2)	—

OTTI losses on fixed maturity securities recognized in earnings	—	(2)	—
Fixed maturity securities — net gains (losses) on sales and disposals	1	(2)	(5)

Total gains (losses) on fixed maturity securities	1	(4)	(5)

Total net investment gains (losses)	$1	$(4)	$(5)

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Financial Statements — (Continued)

5.  Investments (continued)

Sales or Disposals and Impairments of Fixed Maturity and Equity Securities

Proceeds from sales or disposals of fixed maturity and equity securities and the components of fixed maturity and equity securities net investment gains (losses) are as shown in the table below. Investment gains and losses on sales of securities are determined on a specific identification basis.

	Years Ended December 31,
	2013	2012	2011	2013	2012	2011	2013	2012	2011
	Fixed Maturity Securities			Equity Securities			Total
	(In millions)
Proceeds	$417	$576	$318	$—	$1	$5	$417	$577	$323

Gross investment gains	$3	$2	$3	$—	$—	$—	$3	$2	$3

Gross investment losses	(2)	(4)	(8)	—	—	—	(2)	(4)	(8)

Total OTTI losses:
Credit-related	—	(1)	—	—	—	—	—	(1)	—
Other (1)	—	(1)	—	—	—	—	—	(1)	—

Total OTTI losses	—	(2)	—	—	—	—	—	(2)	—

Net investment gains (losses)	$1	$(4)	$(5)	$—	$—	$—	$1	$(4)	$(5)

(1)

Other OTTI losses recognized in earnings include impairments on fixed maturity securities where there is an intent to sell or it is more likely than not that the Company will be required to sell the security before recovery of the decline in estimated fair value.

Credit Loss Rollforward

The table below presents a rollforward of the cumulative credit loss component of OTTI loss recognized in earnings on fixed maturity securities still held for which a portion of the OTTI loss was recognized in OCI:

	Years Ended December 31,
	2013	2012
	(In millions)
Balance at January 1,	$2	$3
Reductions:
Sales (maturities, pay downs or prepayments) during the period of securities previously impaired as credit loss OTTI	—	(1)

Balance at December 31,	$2	$2

Related Party Investment Transactions

The Company has an affiliated loan outstanding, which is included in other invested assets, totaling $45 million at both years ended December 31, 2013 and 2012. At December 31, 2011, the loan was outstanding with Exeter, an affiliate. During 2012, MetLife assumed this affiliated debt from Exeter. The loan is due on July 15, 2021, and bears interest, payable semi-annually, at 5.64%. Net investment income from this loan was $3 million, $3 million and $1 million for the years ended December 31, 2013, 2012 and 2011, respectively.

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Financial Statements — (Continued)

5.  Investments (continued)

The Company receives investment administrative services from an affiliate. The related investment administrative service charges were $3 million for each of the years ended December 31, 2013, 2012 and 2011.

6.  Derivatives

Accounting for Derivatives

See Note 1 for a description of the Company’s accounting policies for derivatives and Note 7 for information about the fair value hierarchy for derivatives.

Derivative Strategies

The Company is exposed to various risks relating to its ongoing business operations, including interest rate, foreign currency exchange rate, credit and equity. The Company uses a variety of strategies to manage these risks, including the use of derivatives.

Derivatives are financial instruments whose values are derived from interest rates, foreign currency exchange rates, credit spreads and/or other financial indices. Derivatives may be exchange-traded or contracted in the over-the-counter (“OTC”) market. Certain of the Company’s OTC derivatives are cleared and settled through central clearing counterparties (“OTC-cleared”), while others are bilateral contracts between two counterparties (“OTC-bilateral”). The types of derivatives the Company uses include swaps, futures and option contracts. To a lesser extent, the Company uses credit default swaps to synthetically replicate investment risks and returns which are not readily available in the cash market.

Interest Rate Derivatives

The Company uses a variety of interest rate derivatives to reduce its exposure to changes in interest rates, including interest rate swaps and floors.

Interest rate swaps are used by the Company primarily to reduce market risks from changes in interest rates and to alter interest rate exposure arising from mismatches between assets and liabilities (duration mismatches). In an interest rate swap, the Company agrees with another party to exchange, at specified intervals, the difference between fixed rate and floating rate interest amounts as calculated by reference to an agreed notional amount. The Company utilizes interest rate swaps in fair value and non-qualifying hedging relationships.

The Company purchases interest rate floors primarily to protect its minimum rate guarantee liabilities against declines in interest rates below a specified level. In certain instances, the Company locks in the economic impact of existing purchased floors by entering into offsetting written floors. The Company utilizes interest rate floors in non-qualifying hedging relationships.

To a lesser extent, the Company uses interest rate futures in non-qualifying hedging relationships.

Foreign Currency Exchange Rate Derivatives

The Company uses foreign currency swaps to reduce the risk from fluctuations in foreign currency exchange rates associated with its assets denominated in foreign currencies. In a foreign currency swap transaction, the Company agrees with another party to exchange, at specified intervals, the difference between one currency and

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Financial Statements — (Continued)

6.  Derivatives (continued)

another at a fixed exchange rate, generally set at inception, calculated by reference to an agreed upon notional amount. The notional amount of each currency is exchanged at the inception and termination of the currency swap by each party. The Company utilizes foreign currency swaps in cash flow and non-qualifying hedging relationships.

Credit Derivatives

The Company enters into purchased credit default swaps to hedge against credit-related changes in the value of its investments. In a credit default swap transaction, the Company agrees with another party to pay, at specified intervals, a premium to hedge credit risk. If a credit event occurs, as defined by the contract, the contract may be cash settled or it may be settled gross by the delivery of par quantities of the referenced investment equal to the specified swap notional in exchange for the payment of cash amounts by the counterparty equal to the par value of the investment surrendered. Credit events vary by type of issuer but typically include bankruptcy, failure to pay debt obligations, repudiation, moratorium, or involuntary restructuring. In each case, payout on a credit default swap is triggered only after the Credit Derivatives Determinations Committee of the International Swaps and Derivatives Association, Inc. (“ISDA”) deems that a credit event has occurred. The Company utilizes credit default swaps in non-qualifying hedging relationships.

The Company enters into written credit default swaps to synthetically create credit investments that are either more expensive to acquire or otherwise unavailable in the cash markets. These transactions are a combination of a derivative and one or more cash instruments, such as U.S. Treasury securities, agency securities or other fixed maturity securities. These credit default swaps are not designated as hedging instruments.

Primary Risks Managed by Derivatives

The following table presents the gross notional amount, estimated fair value and primary underlying risk exposure of the Company’s derivatives, excluding embedded derivatives, held at:

		December 31,
		2013			2012
			Estimated Fair Value			Estimated Fair Value
	Primary Underlying Risk Exposure	Notional Amount	Assets	Liabilities	Notional Amount	Assets	Liabilities
		(In millions)
Derivatives Designated as Hedging Instruments
Fair value hedges:
Interest rate swaps	Interest rate	$10	$—	$—	$12	$—	$—
Cash flow hedges:
Foreign currency swaps	Foreign currency exchange rate	30	2	3	27	2	1

Total qualifying hedges		40	2	3	39	2	1

Derivatives Not Designated or Not Qualifying as Hedging Instruments
Interest rate swaps	Interest rate	741	12	22	741	9	6
Interest rate floors	Interest rate	2,040	9	4	2,040	36	17
Foreign currency swaps	Foreign currency exchange rate	37	—	5	23	—	1
Credit default swaps—purchased	Credit	8	—	—	9	—	—
Credit default swaps—written	Credit	20	—	—	22	—	—

Total non-designated or non-qualifying derivatives		2,846	21	31	2,835	45	24

Total		$2,886	$23	$34	$2,874	$47	$25

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Financial Statements — (Continued)

6.  Derivatives (continued)

Based on notional amounts, a substantial portion of the Company’s derivatives was not designated or did not qualify as part of a hedging relationship at both December 31, 2013 and 2012. The Company’s use of derivatives includes (i) derivatives that serve as macro hedges of the Company’s exposure to various risks and that generally do not qualify for hedge accounting due to the criteria required under the portfolio hedging rules; (ii) derivatives that economically hedge insurance liabilities that contain mortality or morbidity risk and that generally do not qualify for hedge accounting because the lack of these risks in the derivatives cannot support an expectation of a highly effective hedging relationship; and (iii) written credit default swaps that are used to synthetically create credit investments and that do not qualify for hedge accounting because they do not involve a hedging relationship. For these non-qualified derivatives, changes in market factors can lead to the recognition of fair value changes in the statement of operations without an offsetting gain or loss recognized in earnings for the item being hedged.

Net Derivative Gains (Losses)

The components of net derivative gains (losses) were as follows:

	Years Ended December 31,
	2013	2012	2011
	(In millions)
Derivatives and hedging gains (losses)	$(27)	$26	$36
Embedded derivatives	(415)	303	290

Total net derivative gains (losses)	$(442)	$329	$326

The amount the Company recognized in net investment income from settlement payments related to qualifying hedges for the years ended December 31, 2013, 2012 and 2011, was not significant.

The Company recognized $26 million, $25 million and $14 million of net derivative gains (losses) from settlement payments related to non-qualifying hedges for the years ended December 31, 2013, 2012 and 2011, respectively.

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Financial Statements — (Continued)

6.  Derivatives (continued)

Non-Qualifying Derivatives and Derivatives for Purposes Other Than Hedging

The following table presents the amount and location of gains (losses) recognized in income for derivatives that were not designated or qualifying as hedging instruments:

Net Derivative Gains (Losses)
(In millions)
Year Ended December 31, 2013:
Interest rate derivatives	$(50)
Foreign currency exchange rate derivatives	(4)
Credit derivatives — purchased	—
Credit derivatives — written	—

Total	$(54)

Year Ended December 31, 2012:
Interest rate derivatives	$2
Foreign currency exchange rate derivatives	(1)
Credit derivatives — purchased	—
Credit derivatives — written	—

Total	$1

Year Ended December 31, 2011:
Interest rate derivatives	$22
Foreign currency exchange rate derivatives	—
Credit derivatives — purchased	—
Credit derivatives — written	1

Total	$23

Fair Value Hedges

The Company designates and accounts for interest rate swaps to convert fixed rate assets to floating rate assets as fair value hedges when they have met the requirements of fair value hedging.

The amounts recognized in net derivative gains (losses) representing the ineffective portion of all fair value hedges for each of the years ended December 31, 2013, 2012 and 2011 were not significant. Changes in the fair value of the derivatives and the hedged items recognized in net derivative gains (losses) were not significant for each of the years ended December 31, 2013, 2012 and 2011.

All components of each derivative’s gain or loss were included in the assessment of hedge effectiveness.

Cash Flow Hedges

The Company designates and accounts for foreign currency swaps to hedge the foreign currency cash flow exposure of foreign currency denominated assets as cash flow hedges when they have met the requirements of cash flow hedging.

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Financial Statements — (Continued)

6.  Derivatives (continued)

In certain instances, the Company discontinued cash flow hedge accounting because the forecasted transactions were no longer probable of occurring. When such forecasted transactions are not probable of occurring within two months of the anticipated date, the Company reclassifies certain amounts from AOCI into net derivative gains (losses). For the year ended December 31, 2013 the amounts reclassified into net derivative gains (losses) related to such discontinued cash flow hedges were not significant. For both the years ended 2012 and 2011, there were no amounts reclassified into net derivative gains (losses) related to such discontinued cash flow hedges.

There were no hedged forecasted transactions, other than the receipt or payment of variable interest payments, for the years ended December 31, 2013, 2012 and 2011.

At December 31, 2013 and 2012, the balance in AOCI associated with foreign currency swaps designated and qualifying as cash flow hedges was ($1) million and $1 million, respectively.

For the years ended December 31, 2013, 2012 and 2011, there was ($2) million, ($1) million and $1 million of gains (losses) deferred in AOCI related to foreign currency swaps, respectively. For both the years ended December 31, 2013 and 2012, the amounts reclassified to net derivative gains (losses) related to foreign currency swaps were not significant. For the year ended December 31, 2011, there were no amounts reclassified to net derivative gains (losses) related to foreign currency swaps. For the years ended December 31, 2013, 2012 and 2011, there were no amounts reclassified to net investment income related to foreign currency swaps.

For both the years ended December 31, 2013 and 2012, the amounts recognized in net derivative gains (losses) which represented the ineffective portion of all cash flow hedges were not significant. For the year ended December 31, 2011, the Company did not recognize any net derivative gains (losses) which represented the ineffective portion of all cash flow hedges.

At December 31, 2013, ($1) million of deferred net gains (losses) on derivatives in AOCI was expected to be reclassified to earnings within the next 12 months.

All components of each derivative’s gain or loss were included in the assessment of hedge effectiveness.

Credit Derivatives

In connection with synthetically created credit investment transactions, the Company writes credit default swaps for which it receives a premium to insure credit risk. Such credit derivatives are included within the non-qualifying derivatives and derivatives for purposes other than hedging table. If a credit event occurs, as defined by the contract, the contract may be cash settled or it may be settled gross by the Company paying the counterparty the specified swap notional amount in exchange for the delivery of par quantities of the referenced credit obligation. The Company’s maximum amount at risk, assuming the value of all referenced credit obligations is zero, was $20 million and $22 million at December 31, 2013 and 2012, respectively. The Company can terminate these contracts at any time through cash settlement with the counterparty at an amount equal to the then current fair value of the credit default swaps. At both December 31, 2013 and 2012, the amounts the Company would have received to terminate all of these contracts was not significant.

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Financial Statements — (Continued)

6.  Derivatives (continued)

The following table presents the estimated fair value, maximum amount of future payments and weighted average years to maturity of written credit default swaps at:

	December 31,
	2013			2012
Rating Agency Designation of Referenced Credit Obligations (1)	Estimated Fair Value of Credit Default Swaps	Maximum Amount of Future Payments under Credit Default Swaps (2)	Weighted Average Years to Maturity (3)	Estimated Fair Value of Credit Default Swaps	Maximum Amount of Future Payments under Credit Default Swaps (2)	Weighted Average Years to Maturity (3)
	(In millions)			(In millions)
Aaa/Aa/A
Single name credit default swaps (corporate)	$—	$—	—	$—	$2	1.0
Baa
Credit default swaps referencing indices	—	20	5.0	—	20	4.5

Total	$—	$20	5.0	$—	$22	4.2

(1)

The rating agency designations are based on availability and the midpoint of the applicable ratings among Moody’s Investors Service (“Moody’s”), S&P and Fitch Ratings. If no rating is available from a rating agency, then an internally developed rating is used.

(2)	Assumes the value of the referenced credit obligations is zero.

(3)	The weighted average years to maturity of the credit default swaps is calculated based on weighted average notional amounts.

Credit Risk on Freestanding Derivatives

The Company may be exposed to credit-related losses in the event of nonperformance by counterparties to derivatives. Generally, the current credit exposure of the Company’s derivatives is limited to the net positive estimated fair value of derivatives at the reporting date after taking into consideration the existence of master netting or similar agreements and any collateral received pursuant to such agreements.

The Company manages its credit risk related to derivatives by entering into transactions with creditworthy counterparties and establishing and monitoring exposure limits. The Company’s OTC-bilateral derivative transactions are generally governed by ISDA Master Agreements which provide for legally enforceable set-off and close-out netting of exposures to specific counterparties in the event of early termination of a transaction, which includes, but is not limited to, events of default and bankruptcy. In the event of an early termination, the Company is permitted to set off receivables from the counterparty against payables to the same counterparty arising out of all included transactions. Substantially all of the Company’s ISDA Master Agreements also include Credit Support Annex provisions which require both the pledging and accepting of collateral in connection with its OTC-bilateral derivatives.

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Financial Statements — (Continued)

6.  Derivatives (continued)

The Company’s OTC-cleared derivatives are effected through central clearing counterparties and its exchange-traded derivatives are effected through regulated exchanges. Such positions are marked to market and margined on a daily basis, and the Company has minimal exposure to credit-related losses in the event of nonperformance by counterparties to such derivatives.

See Note 7 for a description of the impact of credit risk on the valuation of derivatives.

The estimated fair value of the Company’s net derivative assets and net derivative liabilities after the application of master netting agreements and collateral was as follows at:

Derivatives Subject to a Master Netting Arrangement or a Similar Arrangement	December 31, 2013		December 31, 2012
	Assets	Liabilities	Assets	Liabilities
	(In millions)
Gross estimated fair value of derivatives:
OTC-bilateral (1)	$25	$32	$53	$27
OTC-cleared (1)	—	—	—	—
Exchange-traded	—	—	—	—

Total gross estimated fair value of derivatives (1)	25	32	53	27
Amounts offset in the balance sheets	—	—	—	—

Estimated fair value of derivatives presented in the balance sheets (1)	25	32	53	27
Gross amounts not offset in the balance sheets:
Gross estimated fair value of derivatives: (2)
OTC-bilateral	(5)	(5)	(10)	(10)
OTC-cleared	—	—	—	—
Exchange-traded	—	—	—	—
Cash collateral: (3)
OTC-bilateral	(17)	—	(42)	—
OTC-cleared	—	—	—	—
Exchange-traded	—	—	—	—
Securities collateral: (4)
OTC-bilateral	(2)	(26)	(1)	(16)
OTC-cleared	—	—	—	—
Exchange-traded	—	—	—	—

Net amount after application of master netting agreements and collateral	$1	$1	$—	$1

(1)

At December 31, 2013 and 2012, derivative assets include income or expense accruals reported in accrued investment income or in other liabilities of $2 million and $6 million, respectively, and derivative liabilities include income or expense accruals reported in accrued investment income or in other liabilities of ($2) million and $2 million, respectively.

(2)	Estimated fair value of derivatives is limited to the amount that is subject to set-off and includes income or expense accruals.

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Financial Statements — (Continued)

6.  Derivatives (continued)

(3)

Cash collateral received is included in cash and cash equivalents, short-term investments, or in fixed maturity securities, and the obligation to return it is included in payables for collateral under securities loaned and other transactions in the balance sheets. The receivable for the return of cash collateral provided by the Company is inclusive of initial margin on exchange traded and OTC-cleared derivatives and is included in premiums, reinsurance and other receivables in the balance sheets. The amount of cash collateral offset in the table above is limited to the net estimated fair value of derivatives after application of netting agreements. At both December 31, 2013 and 2012, the Company had not received or paid any excess cash collateral.

(4)

Securities collateral received by the Company is held in separate custodial accounts and is not recorded on the balance sheets. Subject to certain constraints, the Company is permitted by contract to sell or repledge this collateral, but at December 31, 2013 none of the collateral had been sold or repledged. Securities collateral pledged by the Company is reported in fixed maturity securities in the balance sheets. Subject to certain constraints, the counterparties are permitted by contract to sell or repledge this collateral. The amount of securities collateral offset in the table above is limited to the net estimated fair value of derivatives after application of netting agreements and cash collateral. At both December 31, 2013 and 2012, the Company received excess securities collateral with an estimated fair value of $1 million for its OTC-bilateral derivatives, which are not included in the table above due to the foregoing limitation. At both December 31, 2013 and 2012, the Company had provided no excess securities collateral for its OTC-bilateral derivatives, and had provided $1 million and $0, respectively, for its OTC- cleared derivatives, which are not included in the table above due to the foregoing limitation. At both December 31, 2013 and 2012, the Company did not pledge any securities collateral for its exchange-traded derivatives.

The Company’s collateral arrangements for its OTC-bilateral derivatives generally require the counterparty in a net liability position, after considering the effect of netting agreements, to pledge collateral when the fair value of that counterparty’s derivatives reaches a pre-determined threshold. Certain of these arrangements also include financial strength-contingent provisions that provide for a reduction of these thresholds (on a sliding scale that converges toward zero) in the event of downgrades in the financial strength ratings of the Company and/or the credit ratings of the counterparty. In addition, certain of the Company’s netting agreements for derivatives contain provisions that require both the Company and the counterparty to maintain a specific investment grade financial strength or credit rating from each of Moody’s and S&P. If a party’s financial strength or credit ratings were to fall below that specific investment grade financial strength or credit rating, that party would be in violation of these provisions, and the other party to the derivatives could terminate the transactions and demand immediate settlement and payment based on such party’s reasonable valuation of the derivatives.

The following table presents the estimated fair value of the Company’s OTC-bilateral derivatives that are in a net liability position after considering the effect of netting agreements, together with the estimated fair value and balance sheet location of the collateral pledged. The table also presents the incremental collateral that the Company would be required to provide if there was a one notch downgrade in the Company’s financial strength rating at the reporting date or if the Company’s financial strength rating sustained a downgrade to a level that

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Financial Statements — (Continued)

6.  Derivatives (continued)

triggered full overnight collateralization or termination of the derivative position at the reporting date. OTC-bilateral derivatives that are not subject to collateral agreements are excluded from this table.

		Estimated Fair Value of Collateral Provided:	Fair Value of Incremental Collateral Provided Upon:
	Estimated Fair Value of Derivatives in Net Liability Position (1)	Fixed Maturity Securities	One Notch Downgrade in the Company’s Financial Strength Rating	Downgrade in the Company’s Financial Strength Rating to a Level that Triggers Full Overnight Collateralization or Termination of the Derivative Position
	(In millions)
December 31, 2013	$27	$26	$—	$1
December 31, 2012	$17	$16	$—	$2

(1)	After taking into consideration the existence of netting agreements.

Embedded Derivatives

The Company issues certain products or purchases certain investments that contain embedded derivatives that are required to be separated from their host contracts and accounted for as freestanding derivatives. These host contracts principally include: variable annuities with guaranteed minimum benefits, including GMWBs, GMABs and certain GMIBs; and affiliated ceded reinsurance of guaranteed minimum benefits related to GMWBs, GMABs and certain GMIBs.

The following table presents the estimated fair value and balance sheet location of the Company’s embedded derivatives that have been separated from their host contracts at:

		December 31,
	Balance Sheet Location	2013	2012
		(In millions)
Net embedded derivatives within asset host contracts:
Ceded guaranteed minimum benefits	Premiums, reinsurance and other receivables	$376	$959
Net embedded derivatives within liability host contracts:
Direct guaranteed minimum benefits	PABs	$(131)	$56

The following table presents changes in estimated fair value related to embedded derivatives:

	Years Ended December 31,
	2013	2012	2011
	(In millions)
Net derivative gains (losses) (1), (2)	$(415)	$303	$290

(1)

The valuation of direct guaranteed minimum benefits includes a nonperformance risk adjustment. The amounts included in net derivative gains (losses) in connection with this adjustment were ($6) million, ($26) million and $29 million for the years ended December 31, 2013, 2012 and 2011, respectively. In addition,

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Financial Statements — (Continued)

6.  Derivatives (continued)

the valuation of ceded guaranteed minimum benefits includes a nonperformance risk adjustment. The amounts included in net derivative gains (losses) in connection with this adjustment were $42 million, $28 million and ($62) million for the years ended December 31, 2013, 2012 and 2011, respectively.

(2)	See Note 4 for discussion of affiliated net derivative gains (losses) included in the table above.

7.  Fair Value

When developing estimated fair values, the Company considers three broad valuation techniques: (i) the market approach, (ii) the income approach, and (iii) the cost approach. The Company determines the most appropriate valuation technique to use, given what is being measured and the availability of sufficient inputs, giving priority to observable inputs. The Company categorizes its assets and liabilities measured at estimated fair value into a three-level hierarchy, based on the significant input with the lowest level in its valuation. The input levels are as follows:

Level 1

Unadjusted quoted prices in active markets for identical assets or liabilities. The Company defines active markets based on average trading volume for equity securities. The size of the bid/ask spread is used as an indicator of market activity for fixed maturity securities.

Level 2

Quoted prices in markets that are not active or inputs that are observable either directly or indirectly. These inputs can include quoted prices for similar assets or liabilities other than quoted prices in Level 1, quoted prices in markets that are not active, or other significant inputs that are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3

Unobservable inputs that are supported by little or no market activity and are significant to the determination of estimated fair value of the assets or liabilities. Unobservable inputs reflect the reporting entity’s own assumptions about the assumptions that market participants would use in pricing the asset or liability.

Financial markets are susceptible to severe events evidenced by rapid depreciation in asset values accompanied by a reduction in asset liquidity. The Company’s ability to sell securities, or the price ultimately realized for these securities, depends upon the demand and liquidity in the market and increases the use of judgment in determining the estimated fair value of certain securities.

Considerable judgment is often required in interpreting market data to develop estimates of fair value, and the use of different assumptions or valuation methodologies may have a material effect on the estimated fair value amounts.

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Financial Statements — (Continued)

7.  Fair Value (continued)

Recurring Fair Value Measurements

The assets and liabilities measured at estimated fair value on a recurring basis and their corresponding placement in the fair value hierarchy are presented below.

	December 31, 2013
	Fair Value Hierarchy
				Total Estimated Fair Value
	Level 1	Level 2	Level 3
	(In millions)
Assets
Fixed maturity securities:
U.S. corporate	$—	$859	$13	$872
U.S. Treasury and agency	408	49	—	457
RMBS	—	285	27	312
CMBS	—	297	—	297
Foreign corporate	—	185	44	229
ABS	—	46	7	53
State and political subdivision	—	19	—	19
Foreign government	—	11	—	11

Total fixed maturity securities	408	1,751	91	2,250

Equity securities:
Common stock	—	26	—	26
Non-redeemable preferred stock	—	—	19	19

Total equity securities	—	26	19	45

Short-term investments	14	61	—	75
Derivative assets: (1)
Interest rate	—	21	—	21
Foreign currency exchange rate	—	2	—	2

Total derivative assets	—	23	—	23

Net embedded derivatives within asset host contracts (2)	—	—	376	376
Separate account assets (3)	—	12,033	—	12,033

Total assets	$422	$13,894	$486	$14,802

Liabilities
Derivative liabilities: (1)
Interest rate	$—	$26	$—	$26
Foreign currency exchange rate	—	8	—	8

Total derivative liabilities	—	34	—	34

Net embedded derivatives within liability host contracts (2)	—	—	(131)	(131)

Total liabilities	$—	$34	$(131)	$(97)

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Financial Statements — (Continued)

7.  Fair Value (continued)

	December 31, 2012
	Fair Value Hierarchy
	Level 1	Level 2	Level 3	Total Estimated Fair Value
	(In millions)
Assets
Fixed maturity securities:
U.S. corporate	$—	$944	$55	$999
U.S. Treasury and agency	382	15	—	397
RMBS	—	283	14	297
CMBS	—	305	14	319
Foreign corporate	—	180	42	222
ABS	—	54	—	54
State and political subdivision	—	20	—	20
Foreign government	—	12	—	12

Total fixed maturity securities	382	1,813	125	2,320

Equity securities:
Common stock	—	28	—	28
Non-redeemable preferred stock	—	—	17	17

Total equity securities	—	28	17	45

Short-term investments	116	23	—	139
Derivative assets: (1)
Interest rate	—	45	—	45
Foreign currency exchange rate	—	2	—	2

Total derivative assets	—	47	—	47

Net embedded derivatives within asset host contracts (2)	—	—	959	959
Separate account assets (3)	—	11,072	—	11,072

Total assets	$498	$12,983	$1,101	$14,582

Liabilities
Derivative liabilities: (1)
Interest rate	$—	$23	$—	$23
Foreign currency exchange rate	—	2	—	2

Total derivative liabilities	—	25	—	25

Net embedded derivatives within liability host contracts (2)	—	—	56	56

Total liabilities	$—	$25	$56	$81

(1)

Derivative assets are presented within other invested assets in the balance sheets and derivative liabilities are presented within other liabilities in the balance sheets. The amounts are presented gross in the tables above to reflect the presentation in the balance sheets, but are presented net for purposes of the rollforward in the Fair Value Measurements Using Significant Unobservable Inputs (Level 3) tables.

(2)

Net embedded derivatives within asset host contracts are presented within premiums, reinsurance and other receivables in the balance sheets. Net embedded derivatives within liability host contracts are presented within PABs in the balance sheets.

(3)

Investment performance related to separate account assets is fully offset by corresponding amounts credited to contractholders whose liability is reflected within separate account liabilities. Separate account liabilities are set equal to the estimated fair value of separate account assets.

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Financial Statements — (Continued)

7.  Fair Value (continued)

The following describes the valuation methodologies used to measure assets and liabilities at fair value. The description includes the valuation techniques and key inputs for each category of assets or liabilities that are classified within Level 2 and Level 3 of the fair value hierarchy.

Investments

Valuation Controls and Procedures

On behalf of the Company and MetLife, Inc.’s Chief Investment Officer and Chief Financial Officer, a pricing and valuation committee that is independent of the trading and investing functions and comprised of senior management, provides oversight of control systems and valuation policies for securities, mortgage loans and derivatives. On a quarterly basis, this committee reviews and approves new transaction types and markets, ensures that observable market prices and market-based parameters are used for valuation, wherever possible, and determines that judgmental valuation adjustments, when applied, are based upon established policies and are applied consistently over time. This committee also provides oversight of the selection of independent third party pricing providers and the controls and procedures to evaluate third party pricing. Periodically, the Chief Accounting Officer reports to the Audit Committee of MetLife, Inc.’s Board of Directors regarding compliance with fair value accounting standards.

The Company reviews its valuation methodologies on an ongoing basis and revises those methodologies when necessary based on changing market conditions. Assurance is gained on the overall reasonableness and consistent application of input assumptions, valuation methodologies and compliance with fair value accounting standards through controls designed to ensure valuations represent an exit price. Several controls are utilized, including certain monthly controls, which include, but are not limited to, analysis of portfolio returns to corresponding benchmark returns, comparing a sample of executed prices of securities sold to the fair value estimates, comparing fair value estimates to management’s knowledge of the current market, reviewing the bid/ask spreads to assess activity, comparing prices from multiple independent pricing services and ongoing due diligence to confirm that independent pricing services use market-based parameters. The process includes a determination of the observability of inputs used in estimated fair values received from independent pricing services or brokers by assessing whether these inputs can be corroborated by observable market data. The Company ensures that prices received from independent brokers, also referred to herein as “consensus pricing,” represent a reasonable estimate of fair value by considering such pricing relative to the Company’s knowledge of the current market dynamics and current pricing for similar financial instruments. While independent non-binding broker quotations are utilized, they are not used for a significant portion of the portfolio. For example, fixed maturity securities priced using independent non-binding broker quotations represent less than 1% of the total estimated fair value of fixed maturity securities and 2% of the total estimated fair value of Level 3 fixed maturity securities.

The Company also applies a formal process to challenge any prices received from independent pricing services that are not considered representative of estimated fair value. If prices received from independent pricing services are not considered reflective of market activity or representative of estimated fair value, independent non-binding broker quotations are obtained, or an internally developed valuation is prepared. Internally developed valuations of current estimated fair value, which reflect internal estimates of liquidity and nonperformance risks, compared with pricing received from the independent pricing services, did not produce material differences in the estimated fair values for the majority of the portfolio; accordingly, overrides were

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Financial Statements — (Continued)

7.  Fair Value (continued)

not material. This is, in part, because internal estimates of liquidity and nonperformance risks are generally based on available market evidence and estimates used by other market participants. In the absence of such market-based evidence, management’s best estimate is used.

Securities and Short-term Investments

When available, the estimated fair value of these financial instruments is based on quoted prices in active markets that are readily and regularly obtainable. Generally, these are the most liquid of the Company’s securities holdings and valuation of these securities does not involve management’s judgment.

When quoted prices in active markets are not available, the determination of estimated fair value is based on market standard valuation methodologies, giving priority to observable inputs. The significant inputs to the market standard valuation methodologies for certain types of securities with reasonable levels of price transparency are inputs that are observable in the market or can be derived principally from, or corroborated by, observable market data. When observable inputs are not available, the market standard valuation methodologies rely on inputs that are significant to the estimated fair value that are not observable in the market or cannot be derived principally from, or corroborated by, observable market data. These unobservable inputs can be based in large part on management’s judgment or estimation and cannot be supported by reference to market activity. Even though these inputs are unobservable, management believes they are consistent with what other market participants would use when pricing such securities and are considered appropriate given the circumstances.

Level 2 Valuation Techniques and Key Inputs:

This level includes securities priced principally by independent pricing services using observable inputs. Short-term investments within this level are of a similar nature and class to the Level 2 fixed maturity securities and equity securities.

U.S. corporate and foreign corporate securities

These securities are principally valued using the market and income approaches. Valuations are based primarily on quoted prices in markets that are not active, or using matrix pricing or other similar techniques that use standard market observable inputs such as benchmark yields, spreads off benchmark yields, new issuances, issuer rating, duration, and trades of identical or comparable securities. Privately-placed securities are valued using matrix pricing methodologies using standard market observable inputs, and inputs derived from, or corroborated by, market observable data including market yield curve, duration, call provisions, observable prices and spreads for similar publicly traded or privately traded issues that incorporate the credit quality and industry sector of the issuer, and in certain cases, delta spread adjustments to reflect specific credit-related issues.

U.S. Treasury and agency securities

These securities are principally valued using the market approach. Valuations are based primarily on quoted prices in markets that are not active, or using matrix pricing or other similar techniques using standard market observable inputs such as a benchmark U.S. Treasury yield curve, the spread off the U.S. Treasury yield curve for the identical security and comparable securities that are actively traded.

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Financial Statements — (Continued)

7.  Fair Value (continued)

Structured securities comprised of RMBS, CMBS and ABS

These securities are principally valued using the market and income approaches. Valuations are based primarily on matrix pricing, discounted cash flow methodologies or other similar techniques using standard market inputs, including spreads for actively traded securities, spreads off benchmark yields, expected prepayment speeds and volumes, current and forecasted loss severity, rating, weighted average coupon, weighted average maturity, average delinquency rates, geographic region, debt-service coverage ratios and issuance-specific information, including, but not limited to: collateral type, payment terms of the underlying assets, payment priority within the tranche, structure of the security, deal performance and vintage of loans.

State and political subdivision and foreign government securities

These securities are principally valued using the market approach. Valuations are based primarily on matrix pricing or other similar techniques using standard market observable inputs, including a benchmark U.S. Treasury yield or other yields, issuer ratings, broker-dealer quotes, issuer spreads and reported trades of similar securities, including those within the same sub-sector or with a similar maturity or credit rating.

Common stock

These securities are principally valued using the market approach. Valuations are based principally on observable inputs, including quoted prices in markets that are not considered active.

Level 3 Valuation Techniques and Key Inputs:

In general, securities classified within Level 3 use many of the same valuation techniques and inputs as described previously for Level 2. However, if key inputs are unobservable, or if the investments are less liquid and there is very limited trading activity, the investments are generally classified as Level 3. The use of independent non-binding broker quotations to value investments generally indicates there is a lack of liquidity or a lack of transparency in the process to develop the valuation estimates, generally causing these investments to be classified in Level 3.

U.S. corporate and foreign corporate securities

These securities, including financial services industry hybrid securities classified within fixed maturity securities, are principally valued using the market approach. Valuations are based primarily on matrix pricing or other similar techniques that utilize unobservable inputs or inputs that cannot be derived principally from, or corroborated by, observable market data, including illiquidity premium, delta spread adjustments to reflect specific credit-related issues, credit spreads; and inputs including quoted prices for identical or similar securities that are less liquid and based on lower levels of trading activity than securities classified in Level 2. Certain valuations are based on independent non-binding broker quotations.

Structured securities comprised of RMBS, CMBS and ABS

These securities are principally valued using the market and income approaches. Valuations are based primarily on matrix pricing, discounted cash flow methodologies or other similar techniques that utilize

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Financial Statements — (Continued)

7.  Fair Value (continued)

inputs that are unobservable or cannot be derived principally from, or corroborated by, observable market data, including credit spreads. Below investment grade securities and sub-prime RMBS included in this level are valued based on inputs including quoted prices for identical or similar securities that are less liquid and based on lower levels of trading activity than securities classified in Level 2. Certain of these valuations are based on independent non-binding broker quotations.

Non-redeemable preferred stock

These securities, including financial services industry hybrid securities classified within equity securities, are principally valued using the market and income approaches. Valuations are based primarily on matrix pricing, discounted cash flow methodologies or other similar techniques using inputs such as comparable credit rating and issuance structure. Certain of these securities are valued based on inputs including quoted prices for identical or similar securities that are less liquid and based on lower levels of trading activity than securities classified in Level 2 and independent non-binding broker quotations.

Separate Account Assets

Separate account assets are carried at estimated fair value and reported as a summarized total on the balance sheets. The estimated fair value of separate account assets is based on the estimated fair value of the underlying assets. Separate account assets within the Company’s separate accounts consist of mutual funds.

Level 2 Valuation Techniques and Key Inputs:

These assets are comprised of certain mutual funds without readily determinable fair values, as prices are not published publicly. Valuation of the mutual funds is based upon quoted prices or reported NAV provided by the fund managers.

Derivatives

The estimated fair value of derivatives is determined through the use of quoted market prices for exchange-traded derivatives or through the use of pricing models for OTC-bilateral and OTC-cleared derivatives. The determination of estimated fair value, when quoted market values are not available, is based on market standard valuation methodologies and inputs that management believes are consistent with what other market participants would use when pricing such instruments. Derivative valuations can be affected by changes in interest rates, foreign currency exchange rates, financial indices, credit spreads, default risk, nonperformance risk, volatility, liquidity and changes in estimates and assumptions used in the pricing models. The valuation controls and procedures for derivatives are described in “— Investments.”

The significant inputs to the pricing models for most OTC-bilateral and OTC-cleared derivatives are inputs that are observable in the market or can be derived principally from, or corroborated by, observable market data. Significant inputs that are observable generally include: interest rates, foreign currency exchange rates, interest rate curves, credit curves and volatility. However, certain OTC-bilateral and OTC-cleared derivatives may rely on inputs that are significant to the estimated fair value that are not observable in the market or cannot be derived principally from, or corroborated by, observable market data. Significant inputs that are unobservable generally include references to emerging market currencies and inputs that are outside the observable portion of

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Financial Statements — (Continued)

7.  Fair Value (continued)

the interest rate curve, credit curve, volatility or other relevant market measure. These unobservable inputs may involve significant management judgment or estimation. Even though unobservable, these inputs are based on assumptions deemed appropriate given the circumstances and management believes they are consistent with what other market participants would use when pricing such instruments.

Most inputs for OTC-bilateral and OTC-cleared derivatives are mid-market inputs but, in certain cases, liquidity adjustments are made when they are deemed more representative of exit value. Market liquidity, as well as the use of different methodologies, assumptions and inputs, may have a material effect on the estimated fair values of the Company’s derivatives and could materially affect net income.

The credit risk of both the counterparty and the Company are considered in determining the estimated fair value for all OTC-bilateral and OTC-cleared derivatives, and any potential credit adjustment is based on the net exposure by counterparty after taking into account the effects of netting agreements and collateral arrangements. The Company values its OTC-bilateral and OTC-cleared derivatives using standard swap curves which may include a spread to the risk free rate, depending upon specific collateral arrangements. This credit spread is appropriate for those parties that execute trades at pricing levels consistent with similar collateral arrangements. As the Company and its significant derivative counterparties generally execute trades at such pricing levels and hold sufficient collateral, additional credit risk adjustments are not currently required in the valuation process. The Company’s ability to consistently execute at such pricing levels is in part due to the netting agreements and collateral arrangements that are in place with all of its significant derivative counterparties. An evaluation of the requirement to make additional credit risk adjustments is performed by the Company each reporting period.

Freestanding Derivatives

Level 2 Valuation Techniques and Key Inputs:

This level includes all types of derivatives utilized by the Company with the exception of exchange traded derivatives included within Level 1 and those derivatives with unobservable inputs as described in Level 3. These derivatives are principally valued using the income approach.

Interest rate

Non-option-based. Valuations are based on present value techniques, which utilize significant inputs that may include the swap yield curve and basis curves.

Option-based. Valuations are based on option pricing models, which utilize significant inputs that may include the swap yield curve, basis curves and interest rate volatility.

Foreign currency exchange rate

Non-option-based. Valuations are based on present value techniques, which utilize significant inputs that may include the swap yield curve, basis curves, currency spot rates and cross currency basis curves.

Embedded Derivatives

Embedded derivatives principally include certain direct variable annuity guarantees and certain affiliated ceded reinsurance agreements related to such variable annuity guarantees. Embedded derivatives are recorded at estimated fair value with changes in estimated fair value reported in net income.

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Financial Statements — (Continued)

7.  Fair Value (continued)

The Company issues certain variable annuity products with guaranteed minimum benefits. GMWBs, GMABs and certain GMIBs contain embedded derivatives, which are measured at estimated fair value separately from the host variable annuity contract, with changes in estimated fair value reported in net derivative gains (losses). These embedded derivatives are classified within PABs in the balance sheets.

The fair value of these embedded derivatives, estimated as the present value of projected future benefits minus the present value of projected future fees using actuarial and capital market assumptions including expectations concerning policyholder behavior, is calculated by the Company’s actuarial department. The calculation is based on in-force business, and is performed using standard actuarial valuation software which projects future cash flows from the embedded derivative over multiple risk neutral stochastic scenarios using observable risk free rates.

Capital market assumptions, such as risk free rates and implied volatilities, are based on market prices for publicly traded instruments to the extent that prices for such instruments are observable. Implied volatilities beyond the observable period are extrapolated based on observable implied volatilities and historical volatilities. Actuarial assumptions, including mortality, lapse, withdrawal and utilization, are unobservable and are reviewed at least annually based on actuarial studies of historical experience.

The valuation of these guarantee liabilities includes nonperformance risk adjustments and adjustments for a risk margin related to non-capital market inputs. The nonperformance adjustment is determined by taking into consideration publicly available information relating to spreads in the secondary market for MetLife’s debt, including related credit default swaps. These observable spreads are then adjusted, as necessary, to reflect the priority of these liabilities and the claims paying ability of the issuing insurance subsidiaries compared to MetLife.

Risk margins are established to capture the non-capital market risks of the instrument which represent the additional compensation a market participant would require to assume the risks related to the uncertainties of such actuarial assumptions as annuitization, premium persistency, partial withdrawal and surrenders. The establishment of risk margins requires the use of significant management judgment, including assumptions of the amount and cost of capital needed to cover the guarantees. These guarantees may be more costly than expected in volatile or declining equity markets. Market conditions including, but not limited to, changes in interest rates, equity indices, market volatility and foreign currency exchange rates; changes in nonperformance risk; and variations in actuarial assumptions regarding policyholder behavior, mortality and risk margins related to non-capital market inputs, may result in significant fluctuations in the estimated fair value of the guarantees that could materially affect net income.

The Company ceded, to an affiliated reinsurance company, the risk associated with certain of the GMIBs, GMABs and GMWBs described above that are also accounted for as embedded derivatives. In addition to ceding risks associated with guarantees that are accounted for as embedded derivatives, the Company also cedes, to the same affiliated reinsurance company, certain directly written GMIBs that are accounted for as insurance (i.e., not as embedded derivatives), but where the reinsurance agreement contains an embedded derivative. These embedded derivatives are included within premiums, reinsurance and other receivables in the balance sheets with changes in estimated fair value reported in net derivative gains (losses). The value of the embedded derivatives on the ceded risk is determined using a methodology consistent with that described previously for the guarantees directly written by the Company with the exception of the input for nonperformance risk that reflects the credit of the reinsurer.

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Financial Statements — (Continued)

7.  Fair Value (continued)

Embedded Derivatives Within Asset and Liability Host Contracts

Level 3 Valuation Techniques and Key Inputs:

Direct guaranteed minimum benefits

These embedded derivatives are principally valued using the income approach. Valuations are based on option pricing techniques, which utilize significant inputs that may include swap yield curve, currency exchange rates and implied volatilities. These embedded derivatives result in Level 3 classification because one or more of the significant inputs are not observable in the market or cannot be derived principally from, or corroborated by, observable market data. Significant unobservable inputs generally include: the extrapolation beyond observable limits of the swap yield curve and implied volatilities, actuarial assumptions for policyholder behavior and mortality and the potential variability in policyholder behavior and mortality, nonperformance risk and cost of capital for purposes of calculating the risk margin.

Reinsurance ceded on certain guaranteed minimum benefits

These embedded derivatives are principally valued using the income approach. The valuation techniques and significant market standard unobservable inputs used in their valuation are similar to those described above in “— Direct Guaranteed Minimum Benefits” and also include counterparty credit spreads.

Transfers between Levels

Overall, transfers between levels occur when there are changes in the observability of inputs and market activity. Transfers into or out of any level are assumed to occur at the beginning of the period.

Transfers between Levels 1 and 2:

There were no transfers between Levels 1 and 2 for assets and liabilities measured at estimated fair value and still held at December 31, 2013 and 2012.

Transfers into or out of Level 3:

Assets and liabilities are transferred into Level 3 when a significant input cannot be corroborated with market observable data. This occurs when market activity decreases significantly and underlying inputs cannot be observed, current prices are not available, and/or when there are significant variances in quoted prices, thereby affecting transparency. Assets and liabilities are transferred out of Level 3 when circumstances change such that a significant input can be corroborated with market observable data. This may be due to a significant increase in market activity, a specific event, or one or more significant input(s) becoming observable.

Transfers into Level 3 for fixed maturity securities were due primarily to a lack of trading activity, decreased liquidity and credit ratings downgrades (e.g., from investment grade to below investment grade) which have resulted in decreased transparency of valuations and an increased use of independent non-binding broker quotations and unobservable inputs, such as illiquidity premiums, delta spread adjustments, or credit spreads.

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Financial Statements — (Continued)

7.  Fair Value (continued)

Transfers out of Level 3 for fixed maturity securities resulted primarily from increased transparency of both new issuances that, subsequent to issuance and establishment of trading activity, became priced by independent pricing services and existing issuances that, over time, the Company was able to obtain pricing from, or corroborate pricing received from, independent pricing services with observable inputs (such as observable spreads used in pricing securities) or increases in market activity and upgraded credit ratings.

Assets and Liabilities Measured at Fair Value Using Significant Unobservable Inputs (Level 3)

The following table presents certain quantitative information about the significant unobservable inputs used in the fair value measurement, and the sensitivity of the estimated fair value to changes in those inputs, for the more significant asset and liability classes measured at fair value on a recurring basis using significant unobservable inputs (Level 3) at:

			December 31, 2013				December 31, 2012				Impact of Increase in Input on Estimated Fair Value (2)
	Valuation Techniques	Significant Unobservable Inputs	Range			Weighted Average (1)	Range			Weighted Average (1)
Fixed maturity securities: (3)
U.S. corporate and foreign corporate	• Matrix pricing	• Delta spread adjustments (4)	(10)	–	30	6	50	–	100	57	Decrease
		• Illiquidity premium (4)	30	–	30	30	30	–	30	30	Decrease
		• Credit spreads (4)					23	–	421	129	Decrease
	• Consensus pricing	• Offered quotes (5)					100	–	102	101	Increase
RMBS	• Matrix pricing and discounted cash flow	• Credit spreads (4)	97	–	574	411	161	–	657	541	Decrease (6)
	• Market pricing	• Quoted prices (5)	100	–	100	100					Increase (6)
CMBS	• Market pricing	• Quoted prices (5)					100	–	100	100	Increase (6)
ABS	• Market pricing	• Quoted prices (5)	99	–	99	99					Increase (6)
	• Consensus pricing	• Offered quotes (5)	99	–	99	99					Increase (6)
Embedded derivatives:
Direct and ceded guaranteed minimum benefits	• Option pricing techniques	• Mortality rates:
		Ages 0 - 40	0%	–	0.10%		0%	–	0.10%		Decrease (7)
		Ages 41 - 60	0.04%	–	0.65%		0.05%	–	0.64%		Decrease (7)
		Ages 61 - 115	0.26%	–	100%		0.32%	–	100%		Decrease (7)
		• Lapse rates:
		Durations 1 - 10	0.50%	–	100%		0.50%	–	100%		Decrease (8)
		Durations 11 -20	3%	–	100%		3%	–	100%		Decrease (8)
		Durations 21 -116	3%	–	100%		3%	–	100%		Decrease (8)
		• Utilization rates	20%	–	50%		20%	–	50%		Increase (9)
		• Withdrawal rates	0.07%	–	10%		0.07%	–	10%		(10)
		• Long-term equity volatilities	17.40%	–	25%		17.40%	–	25%		Increase (11)
		• Nonperformance risk spread	0.03%	–	0.44%		0.10%	–	0.67%		Decrease (12)

(1)	The weighted average for fixed maturity securities is determined based on the estimated fair value of the securities.

(2)

The impact of a decrease in input would have the opposite impact on the estimated fair value. For embedded derivatives, changes to direct guaranteed minimum benefits are based on liability positions and changes to ceded guaranteed minimum benefits are based on asset positions.

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Financial Statements — (Continued)

7.  Fair Value (continued)

(3)	Significant increases (decreases) in expected default rates in isolation would result in substantially lower (higher) valuations.

(4)	Range and weighted average are presented in basis points.

(5)	Range and weighted average are presented in accordance with the market convention for fixed maturity securities of dollars per hundred dollars of par.

(6)

Changes in the assumptions used for the probability of default is accompanied by a directionally similar change in the assumption used for the loss severity and a directionally opposite change in the assumptions used for prepayment rates.

(7)

Mortality rates vary by age and by demographic characteristics such as gender. Mortality rate assumptions are based on company experience. A mortality improvement assumption is also applied. For any given contract, mortality rates vary throughout the period over which cash flows are projected for purposes of valuing the embedded derivative.

(8)

Base lapse rates are adjusted at the contract level based on a comparison of the actuarially calculated guaranteed values and the current policyholder account value, as well as other factors, such as the applicability of any surrender charges. A dynamic lapse function reduces the base lapse rate when the guaranteed amount is greater than the account value as in the money contracts are less likely to lapse. Lapse rates are also generally assumed to be lower in periods when a surrender charge applies. For any given contract, lapse rates vary throughout the period over which cash flows are projected for purposes of valuing the embedded derivative.

(9)

The utilization rate assumption estimates the percentage of contract holders with a GMIB or lifetime withdrawal benefit who will elect to utilize the benefit upon becoming eligible. The rates may vary by the type of guarantee, the amount by which the guaranteed amount is greater than the account value, the contract’s withdrawal history and by the age of the policyholder. For any given contract, utilization rates vary throughout the period over which cash flows are projected for purposes of valuing the embedded derivative.

(10)

The withdrawal rate represents the percentage of account balance that any given policyholder will elect to withdraw from the contract each year. The withdrawal rate assumption varies by age and duration of the contract, and also by other factors such as benefit type. For any given contract, withdrawal rates vary throughout the period over which cash flows are projected for purposes of valuing the embedded derivative. For GMWBs, any increase (decrease) in withdrawal rates results in an increase (decrease) in the estimated fair value of the guarantees. For GMABs and GMIBs, any increase (decrease) in withdrawal rates results in a decrease (increase) in the estimated fair value.

(11)

Long-term equity volatilities represent equity volatility beyond the period for which observable equity volatilities are available. For any given contract, long-term equity volatility rates vary throughout the period over which cash flows are projected for purposes of valuing the embedded derivative.

(12)

Nonperformance risk spread varies by duration and by currency. For any given contract, multiple nonperformance risk spreads will apply, depending on the duration of the cash flow being discounted for purposes of valuing the embedded derivative.

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Financial Statements — (Continued)

7.  Fair Value (continued)

The following is a summary of the valuation techniques and significant unobservable inputs used in the fair value measurement of assets and liabilities classified within Level 3 that are not included in the preceding table. Generally, all other classes of securities classified within Level 3 use the same valuation techniques and significant unobservable inputs as previously described for Level 3 securities. This includes matrix pricing and discounted cash flow methodologies, inputs such as quoted prices for identical or similar securities that are less liquid and based on lower levels of trading activity than securities classified in Level 2, as well as independent non-binding broker quotations. The sensitivity of the estimated fair value to changes in the significant unobservable inputs for these other assets and liabilities is similar in nature to that described in the preceding table.

The following tables summarize the change of all assets and (liabilities) measured at estimated fair value on a recurring basis using significant unobservable inputs (Level 3):

	Fair Value Measurements Using Significant Unobservable Inputs (Level 3)
	Fixed Maturity Securities:					Equity Securities:		Short-term Investments	Net Embedded Derivatives (6)
	U.S. Corporate	RMBS	CMBS	Foreign Corporate	ABS	Common Stock	Non- redeemable Preferred Stock
	(In millions)
Year Ended December 31, 2013:
Balance at January 1,	$55	$14	$14	$42	$—	$—	$17	$—	$903
Total realized/unrealized gains (losses) included in:
Net income (loss): (1), (2)
Net investment income	—	—	—	—	—	—	—	—	—
Net investment gains (losses)	—	—	—	—	—	—	—	—	—
Net derivative gains (losses)	—	—	—	—	—	—	—	—	(415)
OCI	—	—	—	2	—	—	2	—	—
Purchases (3)	4	13	—	10	7	—	—	—	—
Sales (3)	(10)	—	—	(9)	—	—	—	—	—
Issuances (3)	—	—	—	—	—	—	—	—	—
Settlements (3)	—	—	—	—	—	—	—	—	19
Transfers into Level 3 (4)	—	—	—	—	—	—	—	—	—
Transfers out of Level 3 (4)	(36)	—	(14)	(1)	—	—	—	—	—

Balance at December 31,	$13	$27	$—	$44	$7	$—	$19	$—	$507

Changes in unrealized gains (losses) included in net income (loss): (5)
Net investment income	$—	$—	$—	$—	$—	$—	$—	$—	$—
Net investment gains (losses)	$—	$—	$—	$—	$—	$—	$—	$—	$—
Net derivative gains (losses)	$—	$—	$—	$—	$—	$—	$—	$—	$(402)

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Financial Statements — (Continued)

7.  Fair Value (continued)

	Fair Value Measurements Using Significant Unobservable Inputs (Level 3)
	Fixed Maturity Securities:					Equity Securities:		Short-term Investments	Net Embedded Derivatives (6)
	U.S. Corporate	RMBS	CMBS	Foreign Corporate	ABS	Common Stock	Non- redeemable Preferred Stock
	(In millions)
Year Ended December 31, 2012:
Balance at January 1,	$16	$11	$—	$6	$6	$19	$15	$—	$580
Total realized/unrealized gains (losses) included in:
Net income (loss): (1), (2)
Net investment income	—	—	—	—	—	—	—	—	—
Net investment gains (losses)	—	—	—	—	—	—	—	—	—
Net derivative gains (losses)	—	—	—	—	—	—	—	—	303
OCI	2	3	—	—	—	—	2	—	—
Purchases (3)	31	—	14	36	—	—	—	—	—
Sales (3)	(2)	—	—	—	(6)	—	—	—	—
Issuances (3)	—	—	—	—	—	—	—	—	—
Settlements (3)	—	—	—	—	—	—	—	—	20
Transfers into Level 3 (4)	11	—	—	—	—	—	—	—	—
Transfers out of Level 3 (4)	(3)	—	—	—	—	(19)	—	—	—

Balance at December 31,	$55	$14	$14	$42	$—	$—	$17	$—	$903

Changes in unrealized gains (losses) included in net income (loss): (5)
Net investment income	$—	$—	$—	$—	$—	$—	$—	$—	$—
Net investment gains (losses)	$—	$—	$—	$—	$—	$—	$—	$—	$—
Net derivative gains (losses)	$—	$—	$—	$—	$—	$—	$—	$—	$309

	Fair Value Measurements Using Significant Unobservable Inputs (Level 3)
	Fixed Maturity Securities:					Equity Securities:		Short-term Investments	Net Embedded Derivatives (6)
	U.S. Corporate	RMBS	CMBS	Foreign Corporate	ABS	Common Stock	Non- redeemable Preferred Stock
	(In millions)
Year Ended December 31, 2011:
Balance at January 1,	$22	$11	$—	$25	$19	$10	$15	$9	$269
Total realized/unrealized gains (losses) included in:
Net income (loss): (1), (2)
Net investment income	—	—	—	—	—	—	—	—	—
Net investment gains (losses)	—	—	—	(3)	—	—	—	—	—
Net derivative gains (losses)	—	—	—	—	—	—	—	—	290
OCI	1	—	—	2	1	—	—	—	—
Purchases (3)	2	—	—	6	5	9	—	—	—
Sales (3)	(2)	—	—	(17)	(9)	—	—	(9)	—
Issuances (3)	—	—	—	—	—	—	—	—	—
Settlements (3)	—	—	—	—	—	—	—	—	21
Transfers into Level 3 (4)	—	—	—	—	—	—	—	—	—
Transfers out of Level 3 (4)	(7)	—	—	(7)	(10)	—	—	—	—

Balance at December 31,	$16	$11	$—	$6	$6	$19	$15	$—	$580

Changes in unrealized gains (losses) included in net income (loss): (5)
Net investment income	$—	$—	$—	$—	$—	$—	$—	$—	$—
Net investment gains (losses)	$—	$—	$—	$—	$—	$—	$—	$—	$—
Net derivative gains (losses)	$—	$—	$—	$—	$—	$—	$—	$—	$293

(1)

Amortization of premium/discount is included within net investment income. Impairments charged to net income (loss) on securities are included in net investment gains (losses). Lapses associated with net embedded derivatives are included in net derivative gains (losses).

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Financial Statements — (Continued)

7.  Fair Value (continued)

(2)	Interest and dividend accruals, as well as cash interest coupons and dividends received, are excluded from the rollforward.

(3)	Items purchased/issued and then sold/settled in the same period are excluded from the rollforward. Fees attributed to embedded derivatives are included in settlements.

(4)

Gains and losses, in net income (loss) and OCI, are calculated assuming transfers into and/or out of Level 3 occurred at the beginning of the period. Items transferred into and then out of Level 3 in the same period are excluded from the rollforward.

(5)	Changes in unrealized gains (losses) included in net income (loss) relate to assets and liabilities still held at the end of the respective periods.

(6)	Embedded derivative assets and liabilities are presented net for purposes of the rollforward.

Fair Value of Financial Instruments Carried at Other Than Fair Value

The following tables provide fair value information for financial instruments that are carried on the balance sheet at amounts other than fair value. These tables exclude the following financial instruments: cash and cash equivalents, accrued investment income and payables for collateral under securities loaned and other transactions. The estimated fair value of the excluded financial instruments, which are primarily classified in Level 2 and, to a lesser extent, in Level 1, approximates carrying value as they are short-term in nature such that the Company believes there is minimal risk of material changes in interest rates or credit quality. All remaining balance sheet amounts excluded from the table below are not considered financial instruments subject to this disclosure.

The carrying values and estimated fair values for such financial instruments, and their corresponding placement in the fair value hierarchy, are summarized as follows at:

	December 31, 2013
		Fair Value Hierarchy
	Carrying Value	Level 1	Level 2	Level 3	Total Estimated Fair Value
	(In millions)
Assets
Mortgage loans	$286	$—	$—	$303	$303
Policy loans	$27	$—	$3	$39	$42
Other limited partnership interests	$1	$—	$—	$1	$1
Other invested assets	$45	$—	$50	$—	$50
Premiums, reinsurance and other receivables	$1,258	$—	$—	$1,359	$1,359
Other assets	$5	$—	$5	$—	$5
Liabilities
PABs	$2,293	$—	$—	$2,501	$2,501
Other liabilities	$1	$—	$1	$—	$1

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Financial Statements — (Continued)

7.  Fair Value (continued)

	December 31, 2012
		Fair Value Hierarchy
	Carrying Value	Level 1	Level 2	Level 3	Total Estimated Fair Value
	(In millions)
Assets
Mortgage loans	$284	$—	$—	$307	$307
Policy loans	$27	$—	$2	$46	$48
Other limited partnership interests	$1	$—	$—	$2	$2
Other invested assets	$45	$—	$57	$—	$57
Premiums, reinsurance and other receivables	$1,364	$—	$—	$1,527	$1,527
Other assets	$6	$—	$6	$—	$6
Liabilities
PABs	$2,431	$—	$—	$2,788	$2,788
Other liabilities	$3	$—	$3	$—	$3

The methods, assumptions and significant valuation techniques and inputs used to estimate the fair value of financial instruments are summarized as follows:

Mortgage Loans

For mortgage loans, estimated fair value is primarily determined by estimating expected future cash flows and discounting them using current interest rates for similar mortgage loans with similar credit risk, or is determined from pricing for similar loans.

Policy Loans

Policy loans with fixed interest rates are classified within Level 3. The estimated fair values for these loans are determined using a discounted cash flow model applied to groups of similar policy loans determined by the nature of the underlying insurance liabilities. Cash flow estimates are developed by applying a weighted-average interest rate to the outstanding principal balance of the respective group of policy loans and an estimated average maturity determined through experience studies of the past performance of policyholder repayment behavior for similar loans. These cash flows are discounted using current risk-free interest rates with no adjustment for borrower credit risk as these loans are fully collateralized by the cash surrender value of the underlying insurance policy. Policy loans with variable interest rates are classified within Level 2 and the estimated fair value approximates carrying value due to the absence of borrower credit risk and the short time period between interest rate resets, which presents minimal risk of a material change in estimated fair value due to changes in market interest rates.

Other Limited Partnership Interests

The estimated fair values of these cost method investments are generally based on the Company’s share of the NAV as provided in the financial statements of the investees. In certain circumstances, management may adjust the NAV by a premium or discount when it has sufficient evidence to support applying such adjustments.

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Financial Statements — (Continued)

7.  Fair Value (continued)

Other Invested Assets

These other invested assets are principally comprised of loans to affiliates. The estimated fair value of loans to affiliates is determined by discounting the expected future cash flows using market interest rates currently available for instruments with similar terms and remaining maturities.

Premiums, Reinsurance and Other Receivables

Premiums, reinsurance and other receivables are principally comprised of certain amounts recoverable under reinsurance agreements.

Amounts recoverable under ceded reinsurance agreements, which the Company has determined do not transfer significant risk such that they are accounted for using the deposit method of accounting, have been classified as Level 3. The valuation is based on discounted cash flow methodologies using significant unobservable inputs. The estimated fair value is determined using interest rates determined to reflect the appropriate credit standing of the assuming counterparty.

Other Assets

Other assets are comprised of a receivable for the reimbursable portion of the estimated future guaranty liability that pertains to pre-acquisition business. With the exception of the receivable, other assets are not considered financial instruments subject to disclosure. Accordingly, the amount represents the receivable from an unaffiliated institution for which the estimated fair value was determined by discounting the expected future cash flows using a discount rate that reflects the credit standing of the unaffiliated institution.

PABs

These PABs include investment contracts. Embedded derivatives on investment contracts and certain variable annuity guarantees accounted for as embedded derivatives are excluded from this caption in the preceding tables as they are separately presented in “— Recurring Fair Value Measurements.”

The investment contracts primarily include fixed deferred annuities and fixed term payout annuities. The valuation of these investment contracts is based on discounted cash flow methodologies using significant unobservable inputs. The estimated fair value is determined using current market risk-free interest rates adding a spread to reflect the nonperformance risk in the liability.

Other Liabilities

Other liabilities consist of derivative payables and amounts due for securities purchased but not yet settled. The Company evaluates the specific terms, facts and circumstances of each instrument to determine the appropriate estimated fair values, which are not materially different from the carrying values.

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Financial Statements — (Continued)

8.  Equity

Statutory Equity and Income

Each U.S. insurance company’s state of domicile imposes risk-based capital (“RBC”) requirements that were developed by the National Association of Insurance Commissioners (“NAIC”). Regulatory compliance is determined by a ratio of a company’s total adjusted capital, calculated in the manner prescribed by the NAIC (“TAC”) to its authorized control level RBC, calculated in the manner prescribed by the NAIC (“ACL RBC”). Companies below specific trigger points or ratios are classified within certain levels, each of which requires specified corrective action. The minimum level of TAC before corrective action commences is twice ACL RBC (“Company Action RBC”). The RBC ratio for the Company was in excess of 1,400% for all periods presented.

The Company prepares statutory-basis financial statements in accordance with statutory accounting practices prescribed or permitted by the insurance department of its state of domicile. The NAIC has adopted the Codification of Statutory Accounting Principles (“Statutory Codification”). Statutory Codification is intended to standardize regulatory accounting and reporting to state insurance departments. However, statutory accounting principles continue to be established by individual state laws and permitted practices. Modifications by state insurance departments may impact the effect of Statutory Codification on the statutory capital and surplus of the Company.

Statutory accounting principles differ from GAAP primarily by charging policy acquisition costs to expense as incurred, establishing future policy benefit liabilities using different actuarial assumptions, reporting of reinsurance agreements and valuing securities on a different basis.

In addition, certain assets are not admitted under statutory accounting principles and are charged directly to surplus. The most significant assets not admitted by the Company are net deferred income tax assets resulting from temporary differences between statutory accounting principles basis and tax basis not expected to reverse and become recoverable within three years.

Statutory net income (loss) of the Company, a Missouri domiciled insurer, was $111 million, $132 million and $94 million for the years ended December 31, 2013, 2012 and 2011, respectively. Statutory capital and surplus was $666 million and $704 million at December 31, 2013 and 2012, respectively. All such amounts are derived from the statutory-basis financial statements as filed with the Missouri State Department of Insurance.

Dividend Restrictions

Under Missouri State Insurance Law, MLIIC is permitted, without prior insurance regulatory clearance, to pay a stockholder dividend to MetLife as long as the amount of the dividend when aggregated with all other dividends in the preceding 12 months does not exceed the greater of: (i) 10% of its surplus to policyholders as of the end of the immediately preceding calendar year; or (ii) its statutory net gain from operations for the immediately preceding calendar year (excluding net realized capital gains). MLIIC will be permitted to pay a dividend to MetLife in excess of the greater of such two amounts only if it files notice of the declaration of such a dividend and the amount thereof with the Missouri Director of Insurance (the “Missouri Director”) and the Missouri Director either approves the distribution of the dividend or does not disapprove the distribution within 30 days of its filing. In addition, any dividend that exceeds earned surplus (defined by the Company as “unassigned funds (surplus)”) as of the last filed annual statutory statement requires insurance regulatory approval. Under Missouri State Insurance Law, the Missouri Director has broad discretion in determining

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Financial Statements — (Continued)

8.  Equity (continued)

whether the financial condition of a stock life insurance company would support the payment of such dividends to its stockholders. During the years ended December 31, 2013 and 2012, MLIIC paid a dividend to MetLife of $129 million and $18 million, respectively. During the year ended December 31, 2011, MLIIC did not pay a dividend to MetLife. Based on amounts at December 31, 2013, MLIIC could pay a stockholder dividend in 2014 of $99 million without prior regulatory approval of the Missouri Director.

Accumulated Other Comprehensive Income (Loss)

Information regarding changes in the balances of each component of AOCI, net of income tax, was as follows:

	Unrealized Investment Gains (Losses), Net of Related Offsets (1)	Unrealized Gains (Losses) on Derivatives	Total
	(In millions)
Balance at December 31, 2010	$19	$1	$20
OCI before reclassifications	19	—	19
Income tax expense (benefit)	(7)	—	(7)

OCI before reclassifications, net of income tax	31	1	32
Amounts reclassified from AOCI	4	—	4
Income tax expense (benefit)	(1)	—	(1)

Amounts reclassified from AOCI, net of income tax	3	—	3

Balance at December 31, 2011	34	1	35
OCI before reclassifications	61	(1)	60
Income tax expense (benefit)	(21)	—	(21)

OCI before reclassifications, net of income tax	74	—	74
Amounts reclassified from AOCI	3	—	3
Income tax expense (benefit)	(1)	—	(1)

Amounts reclassified from AOCI, net of income tax	2	—	2

Balance at December 31, 2012	76	—	76
OCI before reclassifications	(78)	(2)	(80)
Income tax expense (benefit)	27	1	28

OCI before reclassifications, net of income tax	25	(1)	24
Amounts reclassified from AOCI	(2)	—	(2)
Income tax expense (benefit)	1	—	1

Amounts reclassified from AOCI, net of income tax	(1)	—	(1)

Balance at December 31, 2013	$24	$(1)	$23

(1)	See Note 5 for information on offsets to investments related to insurance liabilities and DAC and VOBA.

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Financial Statements — (Continued)

8.  Equity (continued)

Information regarding amounts reclassified out of each component of AOCI, was as follows:

AOCI Components	Amounts Reclassified from AOCI			Statement of Operations and Comprehensive Income (Loss) Location
	Years Ended December 31,
	2013	2012	2011
	(In millions)
Net unrealized investment gains (losses):
Net unrealized investment gains (losses)	$1	$(5)	$(5)	Other net investment gains (losses)
Net unrealized investment gains (losses)	1	2	1	Net investment income

Net unrealized investment gains (losses), before income tax	2	(3)	(4)
Income tax (expense) benefit	(1)	1	1

Net unrealized investment gains (losses), net of income tax	$1	$(2)	$(3)

Total reclassifications, net of income tax	$1	$(2)	$(3)

9.  Other Expenses

Information on other expenses was as follows:

	Years Ended December 31,
	2013	2012	2011
	(In millions)
Compensation	$5	$9	$10
Commissions	50	57	68
Volume-related costs	—	3	7
Capitalization of DAC	(6)	(19)	(34)
Amortization of DAC and VOBA	(89)	148	172
Premium taxes, licenses and fees	3	1	6
Other	26	30	30

Total other expenses	$(11)	$229	$259

Capitalization and Amortization of DAC and VOBA

See Note 3 for additional information on DAC and VOBA including impacts of capitalization and amortization.

Affiliated Expenses

See Note 12 for discussion of affiliated expenses included in the table above.

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Financial Statements — (Continued)

10.  Income Tax

The provision for income tax was as follows:

	Years Ended December 31,
	2013	2012	2011
	(In millions)
Current:
Federal	$38	$8	$24
Deferred:
Federal	(105)	86	66

Provision for income tax expense (benefit)	$(67)	$94	$90

The reconciliation of the income tax provision at the U.S. statutory rate to the provision for income tax as reported was as follows:

	Years Ended December 31,
	2013	2012	2011
	(In millions)
Tax provision at U.S. statutory rate	$(55)	$103	$107
Tax effect of:
Dividend received deduction	(12)	(11)	(13)
Prior year tax	(2)	3	(2)
Tax credits	(1)	(1)	(2)
Other, net	3	—	—

Provision for income tax expense (benefit)	$(67)	$94	$90

Deferred income tax represents the tax effect of the differences between the book and tax basis of assets and liabilities. Net deferred income tax assets and liabilities consisted of the following at:

	December 31,
	2013	2012
	(In millions)
Deferred income tax assets:
Investments, including derivatives	$9	$—
Tax credit carryforwards	5	—
Other, net	2

Total deferred income tax assets	16	—
Deferred income tax liabilities:
Policyholder liabilities and receivables	110	234
DAC and VOBA	86	33
Net unrealized investment gains	11	40
Investments, including derivatives	—	18
Other	1	1

Total deferred income tax liabilities	208	326

Net deferred income tax asset (liability)	$(192)	$(326)

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Financial Statements — (Continued)

10.  Income Tax (continued)

Tax credit carryforwards of $5 million at December 31, 2013 will expire beginning in 2021.

The Company participates in a tax sharing agreement with MetLife, as described in Note 1. Pursuant to this tax sharing agreement, the amounts due from affiliates include $18 million and $8 million at December 31, 2013 and 2012, respectively. The amounts due to affiliates include $8 million at December 31, 2011.

The Company files income tax returns with the U.S. federal government and various state and local jurisdictions. The Company is under continuous examination by the Internal Revenue Service (“IRS”) and other tax authorities in jurisdictions in which the Company has significant business operations. The income tax years under examination vary by jurisdiction. The Company is no longer subject to U.S. federal, state or local income tax examinations in major taxing jurisdictions for years prior to 2006. The IRS audit cycle for the year 2006, which began in April 2010, is expected to conclude in 2014.

It is not expected that there will be a material change in the Company’s liability for unrecognized tax benefits in the next 12 months.

A reconciliation of the beginning and ending amount of unrecognized tax benefits was as follows:

Year Ended December 31, 2013
(In millions)
Balance at January 1,	$—
Additions for tax positions of prior years	3

Balance at December 31,	$3

Unrecognized tax benefits that, if recognized would impact the effective rate	$3

There were no unrecognized tax benefits at December 31, 2012 and 2011.

The Company classifies interest accrued related to unrecognized tax benefits in interest expense, included within other expenses, while penalties are included in income tax expense.

Interest was as follows:

Year Ended December 31, 2013
(In millions)
Interest recognized in the statements of operations	$1

December 31, 2013
(In millions)
Interest included in other liabilities in the balance sheets	$1

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Financial Statements — (Continued)

10.  Income Tax (continued)

There was no interest recognized in the statements of operations for the years ended December 31, 2012 and 2011. There was no interest included in other liabilities in the balance sheets at December 31, 2012.

The Company had no penalties for the years ended December 31, 2013, 2012 and 2011.

The U.S. Treasury Department and the IRS have indicated that they intend to address through regulations the methodology to be followed in determining the dividends received deduction (“DRD”), related to variable life insurance and annuity contracts. The DRD reduces the amount of dividend income subject to tax and is a significant component of the difference between the actual tax expense and expected amount determined using the federal statutory tax rate of 35%. Any regulations that the IRS ultimately proposes for issuance in this area will be subject to public notice and comment, at which time insurance companies and other interested parties will have the opportunity to raise legal and practical questions about the content, scope and application of such regulations. As a result, the ultimate timing and substance of any such regulations are unknown at this time. For the years ended December 31, 2013 and 2012, the Company recognized an income tax benefit of $14 million and $8 million, respectively, related to the separate account DRD. The 2013 benefit included a benefit of $2 million related to a true-up of the 2012 tax return. The 2012 benefit included an expense of $3 million related to a true-up of the 2011 tax return.

11.  Contingencies, Commitments and Guarantees

Contingencies

Litigation

Unclaimed Property Inquiries

In April 2012, MetLife, for itself and on behalf of entities including the Company, reached agreements with representatives of the U.S. jurisdictions that were conducting audits of MetLife and certain of its affiliates for compliance with unclaimed property laws, and with state insurance regulators directly involved in a multistate targeted market conduct examination relating to claim-payment practices and compliance with unclaimed property laws. At least one other jurisdiction is pursuing a market conduct examination. It is possible that other jurisdictions may pursue similar examinations or audits and that such actions may result in additional payments to beneficiaries, additional escheatment of funds deemed abandoned under state laws, administrative penalties, interest, and/or further changes to the Company’s procedures. The Company is not currently able to estimate these additional possible costs.

Sales Practices Claims

Over the past several years, the Company has faced claims and regulatory inquiries and investigations, alleging improper marketing or sales of individual life insurance policies, annuities, mutual funds or other products. The Company continues to vigorously defend against the claims in these matters. The Company believes adequate provision has been made in its financial statements for all probable and reasonably estimable losses for sales practices matters.

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Financial Statements — (Continued)

11.  Contingencies, Commitments and Guarantees (continued)

Summary

Various litigation, claims and assessments against the Company, have arisen in the course of the Company’s business, including, but not limited to, in connection with its activities as an insurer, employer, investor, investment advisor, and taxpayer. Further, state insurance regulatory authorities and other federal and state authorities regularly make inquiries and conduct investigations concerning the Company’s compliance with applicable insurance and other laws and regulations.

It is not possible to predict the ultimate outcome of all pending investigations and legal proceedings. In some of the matters, very large and/or indeterminate amounts, including punitive and treble damages, are sought. Although in light of these considerations it is possible that an adverse outcome in certain cases could have a material effect upon the Company’s financial position, based on information currently known by the Company’s management, in its opinion, the outcomes of such pending investigations and legal proceedings are not likely to have such an effect. However, given the large and/or indeterminate amounts sought in certain of these matters and the inherent unpredictability of litigation, it is possible that an adverse outcome in certain matters could, from time to time, have a material effect on the Company’s net income or cash flows in particular annual periods.

Insolvency Assessments

Most of the jurisdictions in which the Company is admitted to transact business require insurers doing business within the jurisdiction to participate in guaranty associations, which are organized to pay contractual benefits owed pursuant to insurance policies issued by impaired, insolvent or failed insurers. These associations levy assessments, up to prescribed limits, on all member insurers in a particular state on the basis of the proportionate share of the premiums written by member insurers in the lines of business in which the impaired, insolvent or failed insurer engaged. Some states permit member insurers to recover assessments paid through full or partial premium tax offsets. Assets and liabilities held for insolvency assessments were as follows:

	December 31,
	2013	2012
	(In millions)
Other Assets:
Premium tax offset for future undiscounted assessments	$1	$1
Receivable for reimbursement of paid assessments (1)	5	6

	$6	$7

Other Liabilities:
Insolvency assessments	$6	$8

(1)	The Company holds a receivable from the seller of a prior acquisition in accordance with the purchase agreement.

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Financial Statements — (Continued)

11.  Contingencies, Commitments and Guarantees (continued)

Commitments

Commitments to Fund Partnership Investments

The Company makes commitments to fund partnership investments in the normal course of business. The amounts of these unfunded commitments were $7 million and $9 million at December 31, 2013 and 2012, respectively. The Company anticipates that these amounts will be invested in partnerships over the next five years.

Mortgage Loan Commitments

The Company commits to lend funds under mortgage loan commitments. The amounts of these mortgage loan commitments were $6 million and $1 million at December 31, 2013 and 2012, respectively.

Commitments to Fund Private Corporate Bond Investments

The Company commits to lend funds under private corporate bond investments. The amounts of these unfunded commitments were $14 million and $13 million at December 31, 2013 and 2012, respectively.

Guarantees

In the normal course of its business, the Company has provided certain indemnities, guarantees and commitments to third parties such that it may be required to make payments now or in the future. In the context of acquisition, disposition, investment and other transactions, the Company has provided indemnities and guarantees, including those related to tax, environmental and other specific liabilities, and other indemnities and guarantees that are triggered by, among other things, breaches of representations, warranties or covenants provided by the Company. In addition, in the normal course of business, the Company provides indemnifications to counterparties in contracts with triggers similar to the foregoing, as well as for certain other liabilities, such as third-party lawsuits. These obligations are often subject to time limitations that vary in duration, including contractual limitations and those that arise by operation of law, such as applicable statutes of limitation. In some cases, the maximum potential obligation under the indemnities and guarantees is subject to a contractual limitation, while in other cases such limitations are not specified or applicable. Since certain of these obligations are not subject to limitations, the Company does not believe that it is possible to determine the maximum potential amount that could become due under these guarantees in the future. Management believes that it is unlikely the Company will have to make any material payments under these indemnities, guarantees, or commitments.

In addition, the Company indemnifies its directors and officers as provided in its charters and by-laws. Also, the Company indemnifies its agents for liabilities incurred as a result of their representation of the Company’s interests. Since these indemnities are generally not subject to limitation with respect to duration or amount, the Company does not believe that it is possible to determine the maximum potential amount that could become due under these indemnities in the future.

The Company had no liability for indemnities, guarantees and commitments at both December 31, 2013 and 2012.

MetLife Investors Insurance Company

(A Wholly-Owned Subsidiary of MetLife, Inc.)

Notes to the Financial Statements — (Continued)

12.  Related Party Transactions

Service Agreements

The Company has entered into various agreements with affiliates for services necessary to conduct its activities. Typical services provided under these agreements include management, policy administrative functions, personnel, investment advice and distribution services. For certain agreements, charges are based on various performance measures or activity-based costing. The bases for such charges are modified and adjusted by management when necessary or appropriate to reflect fairly and equitably the actual incidence of cost incurred by the Company and/or affiliate. Expenses incurred with affiliates related to these agreements, recorded in other expenses, were $78 million, $53 million and $76 million for the years ended December 31, 2013, 2012 and 2011, respectively. Revenues received from affiliates related to these agreements, recorded in universal life and investment-type product policy fees, were $38 million, $34 million and $32 million for the years ended December 31, 2013, 2012 and 2011, respectively. Revenues received from affiliates related to these agreements, recorded in fees on ceded reinsurance and other, were $25 million, $24 million and $26 million for the years ended December 31, 2013, 2012 and 2011, respectively.

The Company had net receivables from affiliates, related to the items discussed above, of $4 million and $2 million at December 31, 2013 and 2012, respectively.

See Notes 4 and 5 for additional information on related party transactions.

13.  Subsequent Event

The Company has evaluated events subsequent to December 31, 2013, through March 31, 2014, which is the date these financial statements were available to be issued, and has determined there are no material subsequent events requiring adjustment to or disclosure in the financial statements.